ASSET AND STOCK PURCHASE AGREEMENT



                                     Between

                         AMCOL INTERNATIONAL CORPORATION

                                       and

                             BASF AKTIENGESELLSCHAFT



                             Dated November 22, 1999

* An asterisk represents certain material which has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Such omitted material has been filed separately with the SEC.

     ASSET AND STOCK PURCHASE AGREEMENT dated November 22, 1999 between AMCOL International Corporation, a Delaware corporation ("Parent"), and BASF Aktiengesellschaft, a corporation organized under the laws of Germany (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Parent and its Subsidiaries (as defined herein) have been and are engaged in various businesses, including, without limitation, the business of researching, developing, manufacturing, marketing, distributing, supplying and selling Superabsorbent Polymers (as defined herein) and other products comprising Superabsorbent Polymers (such business being, the "SAP Business") (it being understood and agreed that the SAP Business does not include the Poly-Pore Business (as defined herein));

     WHEREAS, the Purchaser wishes to acquire the SAP Business conducted by Parent, its subsidiaries, Chemdal Corporation, a Delaware corporation (the "Company"), and Chemdal Asia Ltd. (Thailand), a Thai corporation ("SAP Thai"), and the other sellers listed on Exhibit 1.01 hereto (such other sellers listed on Exhibit 1.01 being, the "Other Sellers"; and the Other Sellers together with Parent being, the "Sellers"; any of the Sellers individually being, a "Seller");

     WHEREAS, Chemdal International Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Chemdal International Sub"), owns all of the issued and outstanding shares (the "Company Shares") of common stock, $0.01 par value per share (the "Company Common Stock"), of the Company;

     WHEREAS, Chemdal Holdings B.V., a Netherlands corporation and wholly owned subsidiary of Parent ("Chemdal Netherlands Sub"), and the Persons listed on
Exhibit 1.01(a) hereto own all of the issued and outstanding ordinary shares of SAP Thai (the "Thai Shares"; and the Thai Shares together with the Company Shares being, the "Shares");

     WHEREAS, Parent wishes to sell, and to cause the Other Sellers to sell, to the Purchaser, and the Purchaser wishes to purchase from Parent and the Other Sellers, the SAP Business and the Shares, as applicable, upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and Parent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Certain Defined Terms (a) As used in this Agreement, the following terms shall have the following meanings:

     "Action" means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "After-Tax Basis" means, with respect to any payment to be received or accrued by any Person, the amount of such payment supplemented by a further payment or payments (which will be payable simultaneously with the initial payment or, in the event that Taxes resulting from the receipt or accrual of such initial payment are not payable for the year of receipt or accrual, at the time or times that such Taxes become payable) so that the sum of all such initial and supplemental payments, after deduction of all Taxes imposed by any taxing authority in respect of or attributable to the receipt or accrual of such initial and supplemental payments (whether or not such Taxes are payable for the year of receipt or accrual), and after taking into account the net present value of any Tax benefit realized by such Person with respect to the loss or other amount that gave rise to such initial payment (using a discount rate of 10%), will be equal to the amount of the initial payment to be so received or accrued.

     "Agreement" or "this Agreement" means this Asset and Stock Purchase Agreement dated November 22, 1999 between Parent and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 11.09.

     "Assumption Agreements" means the Assumption Agreements to be executed by the Purchaser or certain of its designated Affiliates on the Closing Date.

     "Bills of Sale" means the Bill of Sale to be executed by Parent, the Bill of Sale to be executed by Chemdal Limited (U.K.), a United Kingdom corporation and a wholly owned Subsidiary of Parent ("Chemdal U.K."), and the Bills of Sale to be executed by any other Persons selling assets to the Purchaser or its designated Affiliates hereunder, in each case, on the Closing Date; which Bills of Sale shall be consistent in all respects with, and will not impose any liabilities or obligations other than those imposed by, this Agreement or any applicable Law.

     "Board" means the board of directors of Parent or the executive board of directors of the Purchaser, as applicable.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

     "Business Intellectual Property" means all Intellectual Property in and to which any Seller holds, or has a right to hold, any right, title or interest, and all Intellectual Property licensed or sublicensed to a Seller from a third party, in each case, used primarily in, developed primarily for, or relating primarily to, the SAP Business, including the ION Exchange Intellectual Property.

     "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

     "Company Intellectual Property" means all Intellectual Property in and to which the Company holds, or has a right to hold, any right, title or interest, and all Intellectual Property licensed or sublicensed to the Company from a third party, in each case, used primarily in, developed primarily for, or relating primarily to, the SAP Business, including the ION Exchange Intellectual Property.

     "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

     "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and Tax liens), charge, encumbrance, written adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, except for any Encumbrance arising from the transactions contemplated by this Agreement or any action by the Purchaser.

     "Environment" means surface waters, groundwater, surface water sediment, soil, subsurface strata, ambient air and any other environmental medium.

     "Environmental Claims" means any and all Actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising as a result of the presence of gases occurring naturally, geologically or otherwise.

     "Environmental Law" means any applicable Law, rule or regulation, in each case in effect and as amended as of the Closing, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, health, safety or natural resources or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials; provided, however, that the term Environmental Law shall also include the U.K. Environment Act of 1995, as amended.

     "Environmental Permit" means any permit (or permit application pursuant to which comparable operations may be conducted in compliance with Environmental
Law), approval, identification number, license or other written authorization required to operate the SAP Business or the SAP Real Property under any applicable Environmental Law.

     "Governmental Authority" means any United States federal, state or local or any non-U.S. government, governmental, regulatory or administrative authority, state enterprise, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or solid waste, in each case, as regulated under any applicable Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of Parent or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, and (h) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Indemnified Products" means any Superabsorbent Polymer (i) manufactured prior to the Closing Date by the Sellers, SAP Thai or the Company, and/or (ii) manufactured subsequent to the Closing Date by the Purchaser in the same manner as manufactured by the Sellers, SAP Thai or the Company prior to the Closing Date; provided, however, that (A) Indemnified Products shall also include any Superabsorbent Polymers that are not manufactured in the same manner as manufactured by the Sellers, SAP Thai or the Company prior to the Closing Date to the extent any difference between the method of manufacture (including processes and ingredients) employed by a Purchaser Indemnified Party after the Closing Date and the method of manufacture used by the Sellers, SAP Thai or the Company prior to the Closing Date is not the cause of infringement, and (B) Indemnified Products shall not include any Superabsorbent Polymers (whether or not evaluated by Parent and/or one of the Sellers) (x) manufactured by the Purchaser prior to the Closing Date, or (y) manufactured by the Purchaser after the Closing Date to the extent that such products and processes are not directly related to the SAP Business acquired by the Purchaser and its designated Affiliates pursuant to this Agreement.

     "Intellectual  Property" means United States,  international,  and non-U.S.
(i) patents and patent applications, (ii) registered and unregistered trademarks and service marks, including, without limitation, the goodwill associated therewith, (iii) registered and unregistered copyrights, and (iv) confidential and proprietary information, including, without limitation, trade secrets and know-how.

     "Inventories" means all inventory, merchandise, finished goods, work-in-progress, raw materials, repair parts and supplies maintained, held or stored for use in the SAP Business by or on behalf of the Company, SAP Thai or the Sellers and any prepaid deposits for any of the same.

     "ION Exchange Intellectual Property" means the following patent applications, together with any patents issuing therefrom, including all divisionals, continuations, continuations-in-part, reissues, reexaminations, and global counterparts thereto, together with the proprietary information, know-how, trade secrets, data, processes and formulae relating to the claimed subject matter described therein, existing as of the Closing Date: *

     "IRS" means the Internal Revenue Service of the United States.

     "Law" means any federal, state, local or non-U.S. statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action, investigation or Governmental Order and those arising under any contract, agreement, commitment or undertaking.

     "Licensed Intellectual Property" means all Seller Intellectual Property licensed to the Purchaser or one or more of its designated Affiliates pursuant to Section 5.16 of this Agreement.

     "Material Adverse Effect" means any change or effect that (i) is reasonably likely to be materially adverse to the business, financial condition or results of operations of the SAP Business, taken as a whole, or (ii) when taken together with all other adverse changes, effects or exceptions that are within the scope of the representations and warranties made by the Sellers in this Agreement and which are not individually deemed to have a Material Adverse Effect, is reasonably likely to be materially adverse to the business, financial condition or results of operations of the SAP Business, taken as a whole, other than any change, effect, event or occurrence to the extent arising from or relating to
(x) actions taken pursuant to the obligations of the parties expressly set forth in this Agreement, or (y) the United States, the global economy or the securities market in general, or the Superabsorbent Polymer industry in general; provided, however, that the SAP Business, taken as a whole, is not materially disproportionately affected, as compared to other Persons engaged in such industry, by such change, effect, event or occurrence.

     "* Patents" means any patent claiming priority from *, together with all worldwide counterparts thereto, including continuations, continuations-in-part, divisionals, reissues and reexaminations thereof, issued either (i) as of the Closing Date or (ii) after the Closing Date, provided that the claim of any patent that issued after the Closing Date which forms the basis of any infringement claim or assertion of infringement against a Purchaser

Indemnified Party is not broader in scope (in respect of a material claim limitation) than any claim of any patent claiming priority from the * issued as of the Closing Date.

     "Offsite Environmental Liabilities" means any Liabilities pursuant to Environmental Law that arise from the transportation, or arrangement thereof, on or before the Closing Date, of any Hazardous Material generated at SAP Real Property to a site not at any time owned or operated by the Company, SAP Thai, the Sellers (with respect to the SAP Business) or the SAP Business for the purpose of disposal of such Hazardous Material at such site; provided, however, that such term shall not mean the Release of any Hazardous Material from the SAP Real Property or any other property at any time owned or operated by the Company, SAP Thai, the Sellers (with respect to the SAP Business) or the SAP Business to any area surrounding or in the vicinity of such property.

     "Parent's Accountants" means KPMG LLP, the independent accountants of Parent.

     "Parent's Knowledge" means the actual knowledge of (i) any of the executive officers of Parent who will not become employees of Purchaser or its Affiliates following the Closing pursuant to this Agreement, and (ii) any of the executive officers of the Other Sellers listed on Exhibit 1.01(b) attached hereto who will not become employees of Purchaser or its Affiliates following the Closing pursuant to this Agreement, in each case, after making due inquiry of the Persons listed on Exhibit 1.01(c) attached hereto.

     "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for Taxes, assessments and governmental charges or levies not yet due and payable (i) which are not in excess of $50,000 in the aggregate or (ii) which are disclosed in the Agreement, disclosed or reflected on the Financial Statements (as defined below) or included in the Disclosure Schedule; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (x) are not overdue for a period of more than 30 days and (y) are not in excess of $25,000 in the case of a single property or $150,000 in the aggregate at any time or are disclosed in the Agreement, disclosed or reflected on the Financial Statements (as defined below) or included in the Disclosure Schedule; (c) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the use of such property in the manner being currently utilized by Parent.

     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     "Poly-Pore Business" means the business of researching, developing, manufacturing, marketing, distributing, supplying and selling of microporus, oil and/or water sorbent polymers capable of entrapping solids and liquids, wherein such polymers, their method of manufacture or use meet all of the limitations of one or more claims of U.S. Patent Nos. 5,677,407; 5,830,967; 5,837,790;
5,608,005;   5,777,054;   5,712,358;   5,834,577;   5,830,960;   5,955,552;  and
divisionals, continuations, continuations-in-part, reissues, and global counterparts thereto (collectively being, the "Poly-Pore Patents"), including the Poly-Pore Patents and the proprietary information, know-how, trade secrets, data, processes, and formulae relating to the claimed subject matter described in the Poly-Pore Patents.

     "Purchase Price Bank Account" means a bank account in the United States to be designated by Parent in a written notice to the Purchaser at least five Business Days before the Closing.

     "Purchaser's Accountants" means Deloitte & Touche LLP, the independent accountants of the Purchaser.

     "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers, arising from the conduct of the SAP Business before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon; provided, however, that the term shall not include any rights to refunds for Taxes for any period, or any portion of any period, ending on or prior to the Closing Date.

     "Regulations"   means  the  Treasury   Regulations   (including   Temporary
Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like any Hazardous Materials into or upon any land or water or air or otherwise into the Environment in a manner subject to regulation under the Environmental Laws.

     "Remco Businesses" means any of the businesses conducted by Parent and its Subsidiaries, other than the SAP Business.

     "Remedial  Action"  means  any   investigation,   assessment,   monitoring,
treatment, excavation, removal, remediation or cleanup of Hazardous Materials in the Environment.

     "SAP Opinion" means any patent opinion prepared by counsel to Parent or its Affiliates prior to Closing which relates to the Business Intellectual Property, the Company Intellectual Property or the SAP Thai Intellectual Property.

     "SAP Real Property" means the real property used in the SAP Business and described in Exhibit 1.01(d) attached hereto.

     "SAP Thai Intellectual Property" means all Intellectual Property in and to which SAP Thai holds, or has a right to hold, any right, title or interest, and all Intellectual Property licensed or sublicensed to SAP Thai from a third party, in each case, used primarily in, developed primarily for, or relating primarily to, the SAP Business, including the ION Exchange Intellectual Property.

     "Seller Intellectual Property" means all Intellectual Property in and to which any Seller holds, or has a right to hold, any right, title and interest, and all Intellectual Property licensed or sublicensed to a Seller, in each case, other than the Business Intellectual Property.

     "Sellers' Accountants" means KPMG LLP, the independent accountants of Parent.

     "Stock Option Plans" means, collectively, Parent's 1983 Incentive Stock Option Plan, 1987 Non-Qualified Stock Option Plan (as amended and restated effective as of January 1, 1993), 1993 Stock Option Plan and 1998 Long-Term Incentive Stock Option Plan, and the Chemdal U.K. 1995 Share Option Scheme.

     "Subsidiaries" means, with respect to any Person, any and all corporations, partnerships, joint ventures, associations and other entities a majority of whose outstanding voting interests or other equity securities are owned by such Person, directly or indirectly through one or more Subsidiaries.

     "Superabsorbent Polymers" means, lightly cross linked, organic, polymeric materials capable of absorbing more than ten (10) times their own weight of a standard sodium chloride solution under conditions which are specified in Standard 440.199 of the European Disposable and Nonwovens Association which have been evaluated by Parent and/or the Sellers for potential use in any Traditional SAP Market Segments.

     "Superior Proposal" means any Acquisition Proposal on terms which Parent's Board determines, in its good faith judgment (after having received the advice of a financial adviser of nationally recognized reputation), to be more favorable to Parent and its stockholders than the transaction contemplated by this Agreement and for which financing, to the extent required, is then committed or, in the good faith judgment of Parent's Board, based upon the written advice of its financial adviser, is reasonably capable of being obtained by the third party bidder.

     "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority or arising under any tax law or tax indemnity or tax sharing agreement, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "Thai Facility Construction Contracts" means the various construction contracts listed on Section 3.15 of the Disclosure Schedule entered into prior to the Closing between SAP Thai or its Affiliates, on the one hand, and certain third parties, on the other hand, which relate to the construction of the Thai Facility.

     "Thai Recordings" means the recordings set forth on Exhibit 1.01(e).

     "Traditional SAP Market Segments" means disposable hygienics (such as diapers, adult incontinence products, and feminine care products), cable wraps, fire retardants, freezer packs and food packaging liquid absorption.

     "Transaction Agreements" means the Bills of Sale, the Assumption Agreements, the Transition Services Agreement, the License Agreement, the Ion Exchange License Agreement, the CETCO Supply Agreement, the Acrylic Acid Supply Agreement and the SAP Subleases.

     "Transaction   Intellectual   Property"  means  the  Business  Intellectual
Property, the Company Intellectual Property, the SAP Thai Intellectual Property and the Licensed Intellectual Property.

     "* Assistance Grants" means (i) the regional financial assistance grant in the amount of * evidenced by a letter dated * from the * and (ii) the regional financial assistance grant in the amount of * evidenced * from the *.

     "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     (b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term                                              Location of Definition

Acquisition Proposal ......................................         5.08
Acrylic Acid Supply Agreement .............................         5.15
Adjusted Statement of Working Capital .....................         2.08(b)(ii)
Allocation ................................................         7.07(b)
Assumed Liabilities .......................................         2.03(a)
Celanese Agreement ........................................         5.22
CETCO Supply Agreement ....................................         5.14
Chemdal International Sub .................................        Recitals
Chemdal Names .............................................         5.09(a)
Chemdal Netherlands Sub ...................................        Recitals
Chemdal U.K ...............................................         1.01
Closing ...................................................         2.05
Closing Date ..............................................         2.05
COBRA Benefits ............................................         6.03(c)
Company ...................................................        Recitals
Company Common Stock ......................................        Recitals
Company Shares ............................................        Recitals
Confidentiality Agreement .................................         5.03
Continuing Intercompany Indebtedness ......................         2.04(c)
ERISA .....................................................         3.20(a)
Exchange Act ..............................................         5.05(a)
Excluded Assets ...........................................         2.02(b)
Excluded Liabilities ......................................         2.03(b)
Expenses ..................................................         10.03(b)
FAS No. 87 ................................................         3.20(i)
Fee .......................................................         10.03(a)
Financial Statements ......................................         3.07
Foreign Benefit Plan ......................................         3.20(i)

Indemnified Party .........................................         9.04
Indemnifying Party ........................................         9.04
Independent Accounting Firm ...............................         2.08(b)(ii)
ION Exchange License Agreement ............................         5.19
License Agreement .........................................         5.16
Licensed Transaction Intellectual Property ................         3.16(a)
Loss ......................................................         9.02
Loss Event ................................................         5.24
Material Contracts ........................................         3.15(a)
Multiemployer Plan ........................................         3.20(b)
Multiple Employer Plan ....................................         3.20(b)
* Application .............................................         1.01
Other Sellers .............................................        Recitals
Owned Transaction Intellectual Property ...................         3.16(b)
Parent ....................................................        Preamble
Plans .....................................................         3.20(a)
Poly-Pore Patents .........................................         1.01(a)
Proxy Statement ...........................................         5.05(a)
Purchase Price ............................................         2.04(a)
Purchaser .................................................        Preamble
Purchaser Defined Contribution Plan .......................         6.04
Purchaser Indemnified Party ...............................         9.02
Purchaser Objection .......................................         2.08(b)(ii)
Purchaser's Scheme ........................................         6.07(e)
Rebates ...................................................         5.18
Restricted Period .........................................         5.10(a)
Returns ...................................................         7.02(a)
SAP Assets ................................................         2.02(a)
SAP Business ..............................................        Recitals
SAP Subleases .............................................         5.17
SAP Thai ..................................................        Recitals
SEC .......................................................         5.05(a)
Seller ....................................................        Recitals
Seller Defined Benefit Plan ...............................         6.04
Seller Defined Contribution Plan ..........................         6.04
Seller Indemnified Party ..................................         9.03(a)
Seller Pension Plans ......................................         6.04
Sellers ...................................................        Recitals
Shares ....................................................        Recitals
Signing Premium ...........................................         2.04(a)
Statement of Working Capital ..............................         2.08(a)

Stock Option ..............................................         6.10(a)
Stockholders' Meeting .....................................         5.04
Substituted Stock Option ..................................         6.10(b)(i)
Tangible Personal Property ................................         3.18(a)
Terminating Purchaser Breach ..............................         10.01(c)
Terminating Sellers' Breach ...............................         10.01(b)
Thai Facility .............................................         8.02(r)
Thai Shares ...............................................        Recitals
Thai Transferred Employee .................................         6.08(a)
Third Party Claims ........................................         9.04
Transfer Laws .............................................         6.07(b)
Transferred Assets ........................................         3.19(a)
Transferred Employee ......................................         6.01
Transition Services Agreement .............................         5.13
U.K. Designated Employee ..................................         6.07(a)
U.K. Regulations ..........................................         6.07(d)
Unpaid SAP Cheques ........................................         5.23
Unvested Stock Option .....................................         6.10(b)(i)
U.S. Transferred Employees ................................         6.03(a)
WARN ......................................................         3.20(h)
Working Capital ...........................................         2.08(a)

                                   ARTICLE II

                                PURCHASE AND SALE

     SECTION 2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Parent shall cause the sale of the Shares to the Purchaser or one or more of its designated Affiliates, and the Purchaser or one or more of such designated Affiliates shall purchase the Shares.

     SECTION 2.02. Assets to be Sold. (a) On the terms and subject to the conditions of this Agreement, Parent shall, and shall cause the Other Sellers to, on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser or one or more of the Purchaser's designated Affiliates, and the Purchaser or one or more of such designated Affiliates shall purchase from the Sellers, on the Closing Date, all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Sellers or to which they are directly or indirectly entitled and, in any case, belonging to or used or intended to be used primarily in the SAP Business or primarily related to the SAP Business, other than the Excluded Assets (the assets to be purchased by the Purchaser and its designated Affiliates being referred to as the "SAP Assets"), including, without limitation, the following:

     (i)  the SAP Business as a going concern;

     (ii) all the SAP Real Property;

     (iii)all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by the Sellers at the locations at which the SAP Business is conducted, or otherwise owned or held by a Seller at the Closing Date for use in the conduct of the SAP Business and not otherwise included in clause (ii) above;

     (iv) all Inventories;

     (v)  all Receivables;

     (vi) all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto owned by, primarily associated with, primarily used in, or primarily relating to, the SAP Business at the Closing Date, other than organization documents, minute and stock record books and the corporate seal of each of the Sellers;

     (vii)all the Sellers' right, title and interest in, to and under the Business Intellectual Property;

     (viii) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof) primarily relating to the SAP Business;

     (ix) all sales and promotional literature, customer lists and other sales-related materials owned by or primarily used, associated with or employed by the Sellers in the SAP Business at the Closing Date;

     (x) all rights of the Sellers under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable) primarily relating to the SAP Business;

     (xi) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations primarily held or used by the Sellers in connection with, or required for, the SAP Business, to the extent transferable;

     (xii)all refunds of any Taxes relating to any period, or any portion of any period, ending on or prior to the Closing Date to the extent any such refunds are reflected on the Statement of Working Capital; and

     (xiii) all the Sellers' right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature primarily used or intended to be primarily used in the operation of the SAP Business or located on the SAP Real Property.

     (b) The SAP Assets shall exclude the following assets owned by the Sellers (the "Excluded Assets"):

     (i) all cash, cash equivalents and bank accounts owned by the Sellers at the Closing Date;

     (ii) all rights of the Sellers under this Agreement;

     (iii)except as otherwise provided in this Agreement, all assets and properties of every kind and description and wherever located, directly or indirectly, owned or held for use by the Sellers and not primarily related to, or primarily used in the conduct of, the SAP Business including, without limitation, all of the assets and business of Parent and its Subsidiaries used or intended to be used primarily in the Poly-Pore Business;

     (iv) the name "AMCOL" and all related trademarks, logos, tradenames, telephone numbers and internet domain names;

     (v) all of the Sellers' right, title and interest to and under the Seller Intellectual Property;

     (vi) the right of the Seller to receive refunds of any Taxes relating to any period, or any portion of any period, ending on or prior to the Closing Date, except to the extent any such refunds are reflected on the Statement of Working Capital; and

     (vii)the right to receive any rebates and other refunds arising in connection with amounts paid by Parent and its Affiliates to the Purchaser and its Affiliates prior to the Closing pursuant to any materials supply agreements between the parties or their Affiliates.

     SECTION 2.03. Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, the Purchaser or one of its designated Affiliates shall, on the Closing Date, assume and shall pay, perform and discharge when due all debts, obligations, contracts, commitments, agreements and liabilities of the Sellers, of every kind and description primarily related to the conduct of the SAP Business and arising by reason of actions or events occurring on or before the Closing Date, whether or not existing on the Closing Date, and whether absolute or contingent, matured or unmatured, or known or unknown, except for the Excluded Liabilities (as defined below) (the "Assumed Liabilities").

     (b) The Purchaser and its designated Affiliates, as applicable, shall not assume or have any responsibility for any debts, obligations, contracts, commitments, agreements or liabilities of the Sellers of any kind or description not primarily related to the conduct of the SAP Business (the "Excluded Liabilities"). The Sellers shall retain, and shall be responsible for paying, performing and discharging when due (provided that nothing herein shall preclude Parent from contesting or disputing any such Excluded Liabilities) all of the Excluded Liabilities, including, without limitation:

     (i) all Taxes now or hereafter owed by the Sellers, or attributable to the SAP Assets or the SAP Business, to the extent relating to any period, or any portion of any period, ending on or prior to the Closing Date (excluding, for purposes of clarification, any conveyance Taxes subject to Section 7.06 hereof, which shall be shared by the parties in the manner set forth therein);

     (ii) all Liabilities (including Taxes) relating to or arising out of the Excluded Assets or the Remco Businesses;

     (iii)all Liabilities arising from or relating to the employment or termination of employment of any Transferred Employee or U.K. Designated Employee prior to the Closing Date (including, without limitation, any Liabilities arising under any Plan or other compensation program, arrangement or agreement of the Sellers, the Company or SAP Thai except to the extent otherwise provided in this Agreement);

     (iv) any   Indebtedness  for  borrowed  money  other  than  the  Continuing
          Intercompany Indebtedness;

     (v) all debts, Liabilities and obligations of the Sellers related to, or arising out of, the conduct of the SAP Business prior to the Closing Date to the extent that the existence of such Liability or obligation constitutes a breach by the Sellers of any of their representations and warranties in this Agreement;

     (vi) any Liabilities of, or retained by, the Sellers under this Agreement;

     (vii)any and all Liabilities or Losses suffered or incurred by the Sellers or the SAP Business, including by reason of or in connection with any claim or cause of action of any third party, to the extent arising out of any action, inaction, event, condition, liability or obligation of the Remco Businesses occurring or existing before or after the Closing Date;

     (viii) except for Offsite Environmental Liabilities, and the obligations of the Purchaser as described in Exhibit 5.27 attached hereto with respect to the specific condition described therein, any and all Losses or Liabilities pursuant to any Environmental Law, or related to gases occurring naturally, geologically or otherwise, in each case, arising from or related to any action, event, circumstance or condition related to the SAP Business and occurring or existing on or before the Closing Date, including, without limitation, (A) any Release of Hazardous Materials into the Environment at, to or from the SAP Real Property or any property formerly owned or operated in connection with the SAP Business, in each case on or prior to the Closing (and any additional migration of such Release after the Closing Date) to the extent such Release is in violation of any Environmental Law or is in a quantity, concentration or any other form that is reportable or requires investigation, remediation or other action pursuant to Environmental Law; (B) any and all Environmental Claims arising at any time that relate to the SAP Business or the SAP Real Property on or prior to the Closing; and (C) any and all non-compliances with or violations of any applicable Environmental Law or Environmental Permit relating to the Sellers, the SAP Real Property or the SAP Business on or prior to the Closing (and any continuance of such non-compliance or violation after the Closing Date, except, with respect to this Section 2.03(viii)(C), to the extent (i) the Purchaser was or should have been aware of such non-compliance or violation on or before the Closing Date, or (ii) the condition constituting such non-compliance or violation is altered or changed by the Purchaser and its Affiliates after the Closing Date); and

     (ix) any and all costs and expenses (including attorneys' fees) incurred by the Sellers in preparing and negotiating this Agreement or the transactions contemplated hereby, and any Liabilities with respect to Actions relating to, resulting from, or arising out of, this Agreement or the transactions contemplated hereby.

     SECTION 2.04. Purchase Price; Allocation of Purchase Price. (a) Subject to the adjustments set forth in Section 2.08, the purchase price for the Shares and the SAP Assets shall be U.S.$628,000,000, less the Continuing Intercompany Indebtedness (as defined in Section 2.04(c) below) (the "Purchase Price"). In addition, the Purchaser will cause the payment to Chemdal U.K. of an amount equal to U.S.$28,500,000 (the "Signing Premium") as consideration for entering into the Acrylic Acid Supply Agreement set forth in Section 5.15 of this Agreement (it being understood that the Signing Premium shall be non-refundable for any reason, including, without limitation, on account of an early termination of the Acrylic Acid Supply Agreement for any reason, including, without limitation, for any actual or alleged breach or nonperformance thereunder by Chemdal U.K.).

     (b) The sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Shares and the SAP Assets as of the Closing Date in accordance with Exhibit 2.04(b) attached hereto. Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the
allocation   hereunder  in  a  manner  consistent  with  Treasury  Regulation
1.1060-1T(f). For all Tax purposes, each of the Purchaser, Parent and the Other Sellers agrees to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Exhibit 2.04(b), and to refrain from taking any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise.

     (c) No less than 10 days prior to the Closing Date, Parent shall deliver to the Purchaser a certificate signed by the chief financial officer of Parent indicating the amount of any outstanding intercompany Indebtedness (the "Continuing Intercompany Indebtedness") of the SAP Business that will exist as of the Closing Date (it being understood that there will be no Continuing Intercompany Indebtedness existing as of the Closing Date that by its terms cannot be prepaid in full or in part at any time without penalty).

     SECTION 2.05. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares and the SAP Assets contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M. New York time, on the tenth Business Day following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in
Article VIII, or at such other place or at such other time or on such other date as Parent and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     SECTION 2.06. Closing Deliveries by Parent At the Closing, Parent shall deliver or cause to be delivered to the Purchaser:

     (i) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form reasonably satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

     (ii) the Bills of Sale (or any such other documents as may be reasonably requested by the Purchaser to transfer the SAP Assets to the Purchaser or one or more of its designated Affiliates or to evidence such transfer on the public records), customary instruments of transfer for the SAP Real Property, and customary instruments of transfer for the Business Intellectual Property, the Company Intellectual Property and the Thai Intellectual Property, all such documents to be in form and substance reasonably satisfactory to the parties;

     (iii) a receipt for the Purchase Price and the Signing Premium; and

     (iv) the certificates and other documents required to be delivered pursuant to Section 8.02.

     SECTION 2.07. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to Parent:

     (i) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account;

     (ii) the Signing Premium by wire transfer in immediately available funds to the Purchase Price Bank Account;

     (iii)the Assumption Agreements and such other documents as may be reasonably requested by Parent to effect the assumption by the Purchaser or one or more of its designated Affiliates of the Assumed Liabilities and to evidence such assumption on the public records, all such documents to be in form and substance reasonably satisfactory to the parties; and

     (iv) the certificates and other documents required to be delivered pursuant to Section 8.01.

     SECTION 2.08. Statement of Working Capital. (a) As promptly as practicable, but in any event within 30 Business Days following the Closing Date, Parent shall deliver to the Purchaser (i) a statement (the "Statement of Working Capital") indicating the amount of current trade accounts receivable, net of allowance for doubtful accounts, SAP Thai Value Added Tax (VAT) receivables, if any, and Inventories, less accounts payable and accrued current liabilities (it being understood that (i) only those accrued current liabilities actually being transferred to the Purchaser pursuant to this Agreement shall be included in this statement and that this statement shall exclude any Receivables or rebates due to the SAP Business from the Purchaser and its Affiliates pursuant to any materials supply agreements, and (ii) to the extent there are any other current Receivables existing as of the Closing Date that were not included in the June 30, 1999 statement of working capital (attached hereto as Exhibit 2.08), the Purchaser shall promptly advise Parent whether it wishes to acquire any of such current Receivables, and should the Purchaser decide to acquire any of such current Receivables, then any of such current Receivables actually acquired by the Purchaser will be included in the Statement of Working Capital) (the "Working Capital") of the SAP Business as of the Closing Date, which Statement of Working Capital shall be prepared substantially in the same manner as the June 30, 1999 statement of working capital attached hereto as Exhibit 2.08 and
(ii) an unqualified report thereon of Parent's Accountants stating that the Statement of Working Capital fairly presents in all material respects the Working Capital of the SAP Business at the Closing Date.

     (b) (i) Subject to clause (ii) of this Section 2.08, the Statement of Working Capital delivered by Parent to the Purchaser shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

     (ii) The Purchaser may dispute any amounts reflected on the Statement of Working Capital; provided, however, that the Purchaser shall have notified Parent and the Sellers' Accountants in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute (the "Purchaser Objection") within 30 Business Days of receipt of the Statement of Working Capital from Parent. Parent shall then have 30 Business Days from the receipt of the Purchaser Objection to review and respond to the Purchaser Objection. If the Purchaser and Parent are unable to resolve all of their disagreements with respect to the Statement of Working Capital within 10 Business Days following Parent's review of the Purchaser Objection, they shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to the Purchaser and Parent (such accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within 30 Business Days after such submission, determine and report to the Purchaser and Parent upon such dispute, and such written report shall be final, binding and conclusive on the Purchaser and Parent. The fees and disbursements of the Independent Accounting Firm shall be paid by the Purchaser and Parent in inverse proportion to those matters submitted to the Independent Accounting Firm which are resolved in favor of the Purchaser and Parent, as the case may be, as so allocated between the Purchaser and Parent by the Independent Accounting Firm in accordance with this Section 2.08 at the time of the Independent Accounting Firm's determination. The "Adjusted Statement of Working Capital" shall be (i) the Statement of Working Capital in the event that (x) no Purchaser Objection is delivered to Parent during the 30 Business Day period specified above or (y) the Purchaser and Parent so agree during such 30 Business Day period; (ii) the Statement of Working Capital as adjusted in accordance with the Purchaser Objection, in the event that the Purchaser Objection is timely delivered to Parent and (x) Parent does not respond to the Purchaser Objection within the 30 Business Day period following receipt by Parent of the Purchaser Objection or (y) the Purchaser and Parent so agree during such 30 Business Day period; or (iii) the Statement of Working Capital as adjusted by either (x) the agreement of the Purchaser and Parent or (y) the Independent Accounting Firm.

     (c) (i) Within 10 Business Days following the determination of the Adjusted Statement of Working Capital pursuant to this Section 2.08, the adjustment payments, if any, payable pursuant to this Section 2.08 shall be paid by wire transfer of immediately available funds to a bank account designated by the Purchaser or Parent, as the case may be, at least five Business Days prior to the expiration of such 10 Business Day period. For the purposes of determining which of the Purchaser's designated Affiliates will make or receive any required adjustment payments hereunder, the amount of U.S.$34,175,000 referred to in (ii) and (iii) below is assumed attributed as follows: U.S.$ * to the Company, U.S.$
* to SAP U.K. and U.S.$ * to SAP Thai.

     (ii) Parent shall make an adjustment payment to the Purchaser or one of its designated Affiliates in respect of Working Capital in an amount equal to the amount, if any, by which the (x) Adjusted Statement of Working Capital is less than (y) U.S.$34,175,000.

     (iii)The Purchaser shall make, or cause to be made, an adjustment payment to Parent in respect of Working Capital in an amount equal to the amount, if any, by which the (x) Adjusted Statement of Working Capital is greater than (y) U.S.$34,175,000.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     As an inducement to the Purchaser to enter into this Agreement, each of the Sellers hereby represents and warrants to the Purchaser as follows (except as set forth in the Disclosure Schedule):

     SECTION 3.01. Organization, Authority and Qualification of the Sellers. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and, in the case of Parent, has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Sellers is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified (i) would not materially adversely affect the ability of such Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, or (ii) have a Material Adverse Effect. Except for obtaining the necessary approval of stockholders, the execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Parent. This Agreement has been duly executed and delivered by Parent, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

     SECTION 3.02. Organization, Authority and Qualification of the Company and SAP Thai. Each of the Company and SAP Thai is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the SAP Business as it has been and is currently conducted, except for the failure to be so organized, existing or in good standing or to have such power or authority as would not have a Material Adverse Effect. Each of the Company and SAP Thai is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except for failures to be so qualified or in good standing which would not, in the aggregate, have a Material Adverse Effect. All corporate actions taken by the Company during the past five years and by SAP Thai since the date of its incorporation have been duly authorized, and neither the Company nor SAP Thai has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws (or similar organizational documents), except to the extent that the absence of such authority or the existence of such conflict or default would not have a Material Adverse Effect. True and correct copies of the Certificate of Incorporation and By-laws (or similar organizational documents) of the Company and SAP Thai, each as in effect on the date hereof, have been delivered by Parent to the Purchaser. As of the Closing Date, neither the Company nor SAP Thai will have any Subsidiaries.

     SECTION 3.03. Capital Stock of the Company and SAP Thai; Ownership of the Shares. (a) The authorized capital stock of the Company consists of 150,000 shares of Company Common Stock and the authorized capital stock of SAP Thai consists of 2,000,000 ordinary shares. As of the date hereof, 2,000 shares of Company Common Stock and 2,000,000 ordinary shares of SAP Thai are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding Shares were issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or SAP Thai or obligating Parent, Chemdal International Sub, Chemdal Netherlands Sub, the Company or SAP Thai to issue or sell any shares of capital stock of, or any other interest in, the Company or SAP Thai. There are no outstanding contractual obligations of the Company or SAP Thai to repurchase, redeem or otherwise acquire any shares of Company Common Stock or shares of SAP Thai or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Company Shares constitute all the issued and outstanding capital stock of the Company and are owned of record and beneficially solely by Chemdal International Sub free and clear of all Encumbrances, and the Thai Shares constitute all the issued and outstanding capital stock of SAP Thai and are owned of record and beneficially solely by the Persons set forth on Exhibit 1.01(a) attached hereto free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Purchaser in the stock records of the Company and SAP Thai, as applicable, the Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding capital stock of the Company and SAP Thai free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

     (b) The stock register of each of the Company and SAP Thai accurately records: (i) the name and address of each Person owning shares of capital stock of the Company and SAP Thai, as applicable and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company and SAP Thai, as applicable, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

     SECTION 3.04. Corporate Books and Records. Except as would not have a Material Adverse Effect, the minute books of the Company and SAP Thai contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the board of directors and all committees of the board of directors of the Company and SAP Thai, as applicable. Complete and accurate copies of all such minute books and of the stock register of the Company and SAP Thai have been provided by Parent to the Purchaser.

     SECTION 3.05. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.06 have been obtained and all filings and notifications listed in Section 3.06 of the Disclosure Schedule have been made, except for any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement by Parent do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of Parent, the Company, SAP Thai or any Other Seller, (b) cause an event which could reasonably be expected to have a Material Adverse Effect as a result of any conflict with or violation of any Law or Governmental Order applicable to Parent, the Company, SAP Thai or any Other Seller or any of their respective assets, properties or businesses, including, without limitation, the SAP Business, or (c) except as set forth in Section 3.05(c) of the Disclosure Schedule or as would not have a Material Adverse Effect, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Company Shares or the Thai Shares or on any of the assets or properties of the Company, SAP Thai or of the Sellers pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which prior to the Closing the Company, SAP Thai or the Sellers is a party or by which any of the Shares or any of such assets or properties is bound or affected.

     SECTION 3.06. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Parent do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section
3.06 of the Disclosure Schedule and (b) the notification requirements of the HSR Act and applicable filings under non-U.S. merger control and competition Laws; or (c) where the failure to obtain such consent, authorization or to make such filing would not have a Material Adverse Effect.

     SECTION 3.07. Financial Statements. True and complete copies of (i) the unaudited balance sheets of the Company, Chemdal International Sub, Chemdal Netherlands Sub, Chemdal U.K. and SAP Thai for the nine-month period ending September 30, 1999 and the related statements of income, and, with respect to the Company, the related statement of operations, (ii) the unaudited balance sheets of the Company, Chemdal International Sub, Chemdal Netherlands Sub and Chemdal U.K. for the fiscal year ended as of December 31, 1998 and the related statements of income, and, with respect to the Company and Chemdal International Sub, the related statements of cash flows, and (iii) the unaudited balance sheet of the Company, Chemdal International Sub and Chemdal U.K. for the fiscal years ended as of December 31, 1997 and December 31, 1996 and the related statements of income, and, with respect to the Company and Chemdal International Sub, the related statements of cash flows ((i), (ii) and (iii) above being collectively referred to herein as the "Financial Statements") have been delivered by Parent to the Purchaser and are set forth herein at Section 3.07 of the Disclosure Schedule. The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, SAP Thai, Chemdal International Sub, Chemdal Netherlands Sub and Chemdal U.K., and in all material respects and except as otherwise indicated therein or described in Section 3.07 of the Disclosure Schedule, present fairly the financial condition and results of operations of such entities as of the dates thereof or for the periods covered thereby, (ii) have been prepared on a basis consistent with the past practices of the Company, SAP Thai, Chemdal International Sub, Chemdal Netherlands Sub and Chemdal U.K. and (iii) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company, SAP Thai, Chemdal International Sub, Chemdal Netherlands Sub and Chemdal U.K. and the results of the operations of such entities as of the dates thereof or for the periods covered thereby (subject to, for the purposes only of the financial statements for the period ending September 30, 1999, any normal year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect). If adjusted to account for the disclosures described in Paragraph 1 of
Section 3.07 of the Disclosure Schedule, the results of the operations of the SAP Business for the periods covered by the Financial Statements shall be no worse than the results of the operations reflected on the Financial Statements for such periods.

     SECTION 3.08. No Undisclosed Liabilities. Except as disclosed elsewhere in the Disclosure Schedule, and except where the existence of such Liability would not have a Material Adverse Effect, there are no Liabilities of the Company, SAP Thai or the Sellers relating to the SAP Business, other than Liabilities reflected on the Financial Statements or incurred since September 30, 1999 in the ordinary course of the SAP Business consistent with the past practice of Parent, the Company, SAP Thai and the Other Sellers.

     SECTION 3.09. Receivables. To Parent's Knowledge, all Receivables existing on the Closing Date will have arisen from the sale of Inventory or services to Persons not affiliated with Parent, the Company, SAP Thai or the Other Sellers and in the ordinary course of the business consistent with past practice and, to Parent's Knowledge, in all material respects constitute or will constitute, as the case may be, only valid, undisputed claims of the SAP Business not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts and rebates accrued in the ordinary course of the SAP Business consistent with past practice. Notwithstanding the foregoing, nothing in this Agreement shall constitute a guaranty or warranty by Parent or its Affiliates that such Receivables will ultimately be collected.

     SECTION 3.10. Inventories. The Company, SAP Thai or the Sellers, as the case may be, have good and marketable title to the Inventories free and clear of all Encumbrances. To Parent's Knowledge, the Inventories do not consist of, in any material amount, items that are obsolete or damaged. Except as described in
Section 3.10 of the Disclosure Schedule, the Inventories do not consist of any items held on consignment. Neither the Company, SAP Thai nor any Seller is under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers other than in the ordinary course of business consistent with past practice. To Parent's Knowledge, neither the Company, SAP Thai nor any Seller has acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the ordinary course of the SAP Business within a reasonable period of time and consistent with past practice, nor has the Company, SAP Thai or a Seller changed the price of any Inventory except for (i) price reductions to reflect any reduction in the cost thereof to the Company, SAP Thai or such Seller, (ii) reductions and increases responsive to normal competitive conditions and consistent with past sales practices, (iii) increases to reflect any increase in the cost thereof to the Company, SAP Thai or such Seller and (iv) increases and reductions made with the written consent of the Purchaser.

     SECTION 3.11. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since September 30, 1999, except as disclosed in Section
3.11 of the Disclosure Schedule or as would not have a Material Adverse Effect, the SAP Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.11 of the Disclosure Schedule and except as relates to the business and assets of the Sellers other than the SAP Business and the SAP Assets, since September 30, 1999, the Company, SAP Thai and the Sellers have not:

     (i) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

     (ii) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or shares of SAP Thai;

     (iii)to Parent's  Knowledge,  made any  material  changes in the  customary methods of operations of the Company, SAP Thai or the Sellers, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

     (iv) merged with, entered into a consolidation with or acquired an interest in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

     (v) except as directly related to the construction of the SAP Thai facility in Thailand, issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $500,000 individually;

     (vi) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than in the ordinary course of business consistent with past practice;

     (vii)issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company, Chemdal U.K. or SAP Thai;

     (viii) entered into any agreement, arrangement or transaction with any of the directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate thereof) of the SAP Business;

     (ix) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company, SAP Thai or a Seller to any of the SAP Employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law, or any collective bargaining agreement, or involving ordinary increases consistent with the past practices of the Company, SAP Thai or a Seller, or a contractual obligation existing on the date hereof;

     (x) written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any assets of the Company, SAP Thai or any of the SAP Assets, other than in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

     (xi) amended, terminated, canceled or compromised any material claims of the Company, SAP Thai or the Sellers or waived any other rights of substantial value to the SAP Business;

     (xii)made any change in any method of accounting or accounting practice or policy used by the Company, SAP Thai or the Sellers relating to the SAP Business, other than such changes as are required by U.S. GAAP (or other applicable non-U.S. accounting principals or practices);

     (xiii) made or revoked any material Tax election, or any change in any method of Tax accounting;

     (xiv) compromised or settled any material Tax Liability;

     (xv) failed in any material respect to maintain the SAP Assets in accordance with good business practice and in good operating condition and repair;

     (xvi) incurred any Indebtedness;

     (xvii) amended, modified or consented to the termination of any Material Contract or the Company's, SAP Thai's or a Sellers' rights thereunder;

     (xviii) amended or restated the Certificate of Incorporation or the By-laws
          (or similar organizational documents) of the Company, SAP Thai or the Sellers;

     (xix) suffered any Material Adverse Effect; or

     (xx) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.11 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.11, except as expressly contemplated by this Agreement.

     SECTION 3.12. Litigation. Except as set forth in Section 3.12 of the Disclosure Schedule (which, with respect to each Action and investigation disclosed therein, sets forth: the parties, nature of the proceeding, date commenced, relief sought and, if applicable, paid or granted), there are no Actions or, to Parent's Knowledge, investigations by or against the Company, SAP Thai or an Other Seller (or by or against Parent or any Affiliate thereof and relating to the SAP Business, the Company, SAP Thai or an Other Seller), or affecting the SAP Business or any of the SAP Assets, pending (or, to Parent's Knowledge, threatened to be brought) that has or has had a Material Adverse
Effect or could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Section 3.12 of the Disclosure Schedule, none of the Company, SAP Thai the Other Sellers nor any of the SAP Assets nor Parent is subject to any Governmental Order (nor, to Parent's Knowledge, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has, has had or is reasonably likely to have, a Material Adverse Effect.

     SECTION 3.13. Compliance with Laws. Except as set forth in Section 3.13 of the Disclosure Schedule, the SAP Business has been and continues to be conducted in accordance with all Laws and Governmental Orders applicable to the SAP Business, and neither the Company, SAP Thai nor the Sellers are in violation of any such Law or Governmental Order, except where the failure to be in compliance with such Laws and orders would not have a Material Adverse Effect.

     SECTION 3.14. Environmental Matters. (a) Except as disclosed in Section 3.14(a) of the Disclosure Schedule or as would not have, or as would not reasonably be expected to have, a Material Adverse Effect:

     (i) The SAP Business is in compliance with, and has been in compliance with, all applicable Environmental Laws and all Environmental Permits. All past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, on-going or future obligation, cost or liability, and there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit.

     (ii) There are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any of the SAP Real Property or, to Parent's Knowledge, on any property formerly owned, leased or occupied by, or on behalf of, the Company, SAP Thai, the Sellers or the SAP Business.

     (iii)Hazardous Materials have not been Released on any of the SAP Real Property or, during their period of ownership, lease or occupancy, on any property formerly owned, leased or occupied by, or on behalf of, the Company, SAP Thai, the Sellers or the SAP Business.

     (iv) Except as contemplated in Exhibit 5.27 attached hereto, neither the Company, SAP Thai nor the Sellers are conducting, and none of them have undertaken or completed, any Remedial Action relating to any Release or threatened Release of Hazardous Materials at the SAP Real Property or, on behalf of the SAP Business, at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit.

     (v)  There is no asbestos or asbestos-containing material on any of the SAP
          Real  Property,   the  existence  of  which  is  a  violation  of  any
          Environmental Law.

     (vi) There are no Environmental Claims pending or threatened against the Company, SAP Thai, the Sellers (with respect to the SAP Business), the SAP Business or the SAP Real Property, and, to Parent's Knowledge, there are no circumstances that are reasonably expected to form the basis of any such Environmental Claim, including, without limitation, with respect to any off-site disposal location currently or formerly used by, or on behalf of, the Company, SAP Thai, a Seller or the SAP Business or any of their predecessors or with respect to any previously owned or operated facilities.

     (vii)The Company, SAP Thai and the Sellers do not require any new or additional Environmental Permits and are not required to modify any existing Environmental Permits and will not require any increase in capital expenditures, in order to produce at present production levels with respect to the SAP Business in compliance with applicable Environmental Laws.

     (viii) None of the SAP Real Property or, to Parent's Knowledge, any property formerly owned, leased or occupied by or on behalf of the Sellers, the Company, SAP Thai or the SAP Business is listed or proposed for listing, or adjoins any other property that is listed or proposed for listing, on the National Priorities List or the
          Comprehensive Environmental Response, Compensation and Liability Information System under the

          federal  Comprehensive  Environmental  Response,   Compensation,   and
          Liability Act or any analogous federal, state or local list.

     (b) The Company, SAP Thai and the Sellers have provided the Purchaser with copies or summaries of (i) all written environmental assessment or audit reports and other similar studies or analyses relating to the SAP Business or the SAP Real Property or the operations of the Company, SAP Thai or the Sellers, as applicable, and (ii) to Parent's Knowledge, all insurance policies issued since December 31, 1995 that may provide coverage for the SAP Business related to environmental matters, provided that no representations or warranties are made by Parent that such policies or the rights and benefits thereunder are transferable to the Purchaser.

     (c) Except as disclosed in Section 3.14(c) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated in this Agreement will require any Remedial Action or notice to or consent of Governmental Authorities or any third party pursuant to any applicable Environmental Law or Environmental Permit.

     (d) The Purchaser acknowledges that (i) the representations and warranties contained in this Section 3.14 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws related to this Agreement or its subject matter, and (ii) no other representation contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

     SECTION 3.15. Material Contracts. (a) Section 3.15(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral agreements) of the Company, SAP Thai and the Sellers relating to the SAP Business (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any SAP Real Property to which the Company, SAP Thai or any of the Sellers is a party and all agreements relating to Intellectual Property being, the "Material Contracts"):

     (i) each contract and agreement for the purchase of Inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company, SAP Thai or the Sellers or otherwise related to the SAP Business under the terms of which the Company, SAP Thai or any of the Sellers: (A) is likely to pay or otherwise give consideration of more than $500,000 in the aggregate during the calendar year ended December 31, 1999, or (B) cannot be canceled by the Company, SAP Thai or a Seller without penalty or further payment and without more than 30 days' notice;

     (ii) each contract and agreement for the sale of Inventory or other personal property or for the furnishing of services by the Company, SAP Thai or the SAP Business which: (A) is likely to involve consideration of more than $2,500,000 in the aggregate during the calendar year ended December 31, 1999, or (B) cannot be canceled by the Company, SAP Thai or a Seller without penalty or further payment and without more than 30 days' notice;

     (iii)all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company, SAP Thai or any of the Sellers is a party;

     (iv) all employment contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company, SAP Thai or any of the Sellers is a party and which are not cancellable without penalty or further payment and without more than 30 days' notice;

     (v) all contracts and agreements of the Company and SAP Thai relating to Indebtedness;

     (vi) all material contracts and agreements with any Governmental Authority to which the Company, SAP Thai or any of the Sellers is a party;

     (vii)all contracts and agreements that limit or purport to limit the ability of the Company, SAP Thai or the Sellers (as it affects the SAP Business) to compete in any line of business or with any Person or in any geographic area or during any period of time;

     (viii) all contracts and agreements between or among the Company, SAP Thai or a Seller (as it affects the SAP Business), on the one hand, and Parent or any Affiliate of Parent (other than the Company, SAP Thai and the Other Sellers) on the other hand, other than tax sharing and other intercompany agreements entered into in the ordinary course of business;

     (ix) all contracts and agreements providing for benefits under any Plan or any policy, including applicable Chemdal U.K. and SAP Thai employee life insurance contracts and other similar documents; and

     (x) all other contracts and agreements, whether or not made in the ordinary course of business, the absence of which would be expected to have a Material Adverse Effect.

     (b) Except as disclosed in Section 3.15(b) of the Disclosure Schedule, or as would not have a Material Adverse Effect, each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) solely by reason of the consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 3.06 of the Disclosure Schedule are not obtained, shall not terminate or impose a penalty or other material adverse consequence on the SAP Business. To Parent's Knowledge, neither the Company, SAP Thai nor any of the Sellers is in breach of, or default under, any Material Contract.

     (c) Except as disclosed in Section 3.15(c) of the Disclosure Schedule, to Parent's Knowledge, no other party to any Material Contract is in material breach thereof or material default thereunder.

     (d) Except as disclosed in Section 3.15(d) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of the Company, SAP Thai or the Sellers relating to the SAP Business.

     SECTION 3.16. Intellectual Property. (a) Section 3.16(a)(i) of the Disclosure Schedule sets forth a true and complete list and a brief description of each patent and patent application, and each registration or application for registration, of Business Intellectual Property, Company Intellectual Property, and SAP Thai Intellectual Property and Section 3.16(a)(ii) of the Disclosure Schedule sets forth a true and complete list and a brief description of all Transaction Intellectual Property that is licensed by the Company, SAP Thai or a Seller (the "Licensed Transaction Intellectual Property"). Except as otherwise described in Section 3.16(a)(i) of the Disclosure Schedule, in each case where a registration or patent or application for registration or patent listed in
Section 3.16(a)(i) of the Disclosure Schedule is held by assignment, the assignment has been duly recorded with each Governmental Authority from which the original registration issued or before which the application for registration is pending. Except as disclosed in Section 3.16(a)(ii) of the Disclosure Schedule, to Parent's Knowledge, the operation of the SAP Business and the rights of the Company, SAP Thai or a Seller, as the case may be, in or to the Transaction Intellectual Property do not conflict with or infringe the rights of any other Person, and none of Parent, the Company, SAP Thai nor an Other Seller has received any written claim or written notice from any Person to such effect. Except as disclosed in Section 3.16(a)(iii) of the Disclosure
Schedule, to Parent's Knowledge, the conduct of the SAP Business does not conflict with or infringe on the rights of any other Person, and none of Parent, the Company, SAP Thai nor an Other Seller has received any written claim or written notice from any Person to such effect. Notwithstanding the foregoing, Parent makes no representation or warranties as to the adequacy of Parent's programs to monitor, use and protect patents, trademarks, trade secrets and know-how.

     (b) Except as disclosed in Section 3.16(b) of the Disclosure Schedule and except as would not have a Material Adverse Effect: (i) all the Transaction Intellectual Property that is owned by the Company, SAP Thai or a Seller (the "Owned Transaction Intellectual Property") is owned free and clear of any Encumbrance and (ii) to Parent's Knowledge, no Actions have been made or asserted or are pending (nor, to Parent's Knowledge, (x) has there been any written notification sufficient to result in reasonable apprehension that any such action might ensue, nor (y) has any such Action been threatened) against the Company, SAP Thai or a Seller either (A) based upon or challenging or seeking to deny or restrict the use by the Company, SAP Thai or a Seller of any of the Transaction Intellectual Property or (B) alleging that the use of the Transaction Intellectual Property in connection with the SAP Business, or that any services provided, or products manufactured or sold by the Company, SAP Thai or a Seller (with respect to the conduct of the SAP Business infringes any rights of any Person). Except as disclosed in Section 3.16(b) of the Disclosure Schedule, to Parent's Knowledge, no Person is engaging in any activity or is using any Intellectual Property that in any manner infringes upon the Owned Transaction Intellectual Property or Licensed Transaction Intellectual Property or upon the rights of the Company, SAP Thai or a Seller therein. Except as disclosed in Section 3.16(b) of the Disclosure Schedule, none of Parent, the Company, SAP Thai nor an Other Seller has granted any license or other right to any other Person with respect to the Transaction Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Transaction Intellectual Property.

     (c) With respect to all Licensed Transaction Intellectual Property and Owned Transaction Intellectual Property, except as would not have a Material Adverse Effect, the registered user provisions (required due to the manner in which the Transaction Intellectual Property is currently being used) of all nations requiring such registrations have been complied with.

     (d) Parent has, or has caused to be, delivered to the Purchaser correct and complete copies of all the licenses and sublicenses for the Licensed Transaction Intellectual Property and any and all ancillary documents modifying or qualifying or otherwise material thereto (including, without limitation, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

     (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.16(d), is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

     (ii) except as otherwise set forth in Section 3.16(d)(ii) of the Disclosure Schedule, such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

     (iii)except as otherwise disclosed in Section 3.16(d)(iii) of the Disclosure Schedule, with respect to each such license or sublicense:
          (A) none of Parent, the Company, SAP Thai nor an Other Seller has received any written notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Company, SAP Thai or an Other Seller thereunder, (B) none of Parent, the Company, SAP Thai nor an Other Seller has received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and
          (C) none of Parent, SAP Thai, the Company nor an Other Seller has granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

     (iv) none of the Company, SAP Thai, a Seller, nor (to Parent's Knowledge) any other party to such license or sublicense is in breach or default in any material respect, and, to Parent's Knowledge, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

     (v) to Parent's Knowledge, no Actions have been made or asserted or are pending (nor, to Parent's Knowledge, has any such Action been threatened, nor has there been any notification sufficient to result in reasonable apprehension that any such Action might ensue) against the Company, SAP Thai or a Seller either (A) based upon or challenging or seeking to deny or restrict the use by the Company, SAP Thai or a Seller of any of the Licensed Transaction Intellectual Property or (B) alleging that any Licensed Transaction Intellectual Property is being licensed, sublicensed or used in violation of any Intellectual Property rights of any Person, or (C) alleging that any services provided or products manufactured or sold by the Company, SAP Thai or a Seller using any Licensed Transaction Intellectual Property (with respect to the conduct of the SAP Business) are being provided, manufactured or sold in violation of any patents or trademarks or other rights of any Person; and

     (vi) to Parent's Knowledge, no Person is using any Intellectual Property that in any manner infringes upon the Licensed Transaction Intellectual Property or upon the rights of the Company, SAP Thai or a Seller therein.

     (e) Except as set forth in Section 3.16(e) of the Disclosure Schedule, with respect to Transaction Intellectual Property, Parent has not received written notification that any pending applications to register trademarks, service marks or copyrights or any pending patent applications will not be granted or, if granted, will not be valid and enforceable; provided, however, that rejections to requested patents are customarily received from the U.S. Patent and Trademark Office in connection with filed patent applications. The patents and trademarks included in the Transaction Intellectual Property have not been adjudged invalid or unenforceable in whole or part, and to Parent's Knowledge, are valid and enforceable. Parent makes no representation or warranty that any pending patent applications relating to Transaction Intellectual Property will be granted.

     (f) The Transaction Intellectual Property constitutes all the Intellectual Property used or held or intended to be used by the Company, SAP Thai or a Seller or forming a part of, used, held or intended to be used in the SAP Business and there are no other items of Intellectual Property owned or licensed by Parent that are material to the Company, SAP Thai or the SAP Business.

     SECTION 3.17. Real Property. (a) Section 3.17(a) of the Disclosure Schedule lists: (i) the street address of each parcel of SAP Real Property, (ii) the date on which each parcel of SAP Real Property was acquired or leased, (iii) the current owner of each such parcel of SAP Real Property, (iv) information relating to the recordation of any deed pursuant to which each such parcel of SAP Real Property was acquired and (v) the current use of each such parcel of SAP Real Property.

     (b) The Sellers will make available to the Purchaser true and complete copies of each deed for each parcel of SAP Real Property and all the title insurance policies, title reports, licensed surveys, certificates of occupancy, environmental reports and audits, appraisals, Permits, other material title documents for the SAP Real Property which are in their possession or control. Except as described in Section 3.17(b) of the Disclosure Schedule, or as would not have a Material Adverse Effect, (i) there is no violation of any Law (including, without limitation, any building, planning or zoning Law) relating to any of the SAP Real Property, (ii) either the Company, SAP Thai or the Sellers, as the case may be, is in peaceful and undisturbed possession of each parcel of SAP Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used, and (iii) to Parent's Knowledge, all existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the SAP Real Property are adequate for the conduct of the business of the Company, SAP Thai and the Sellers as it has been and currently is conducted and there are no material latent defects or adverse physical conditions affecting the SAP Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the SAP Real Property that would have a Material Adverse Effect. Except as set forth in Section 3.17(b) of the Disclosure Schedule, neither the Company, SAP Thai nor any of the Sellers has leased or subleased any parcel or any portion of any parcel of SAP Real Property to any other Person.

     (c) There are no condemnation proceedings or eminent domain proceedings of any kind of which Parent has received written notice nor, to Parent's Knowledge, are there any such proceedings threatened against the SAP Real Property.

     (d) Except as set forth in Section 3.17 of the Disclosure Schedule, all the SAP Real Property is occupied under a valid and current certificate of occupancy or similar permit and, to Parent's Knowledge, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and, to Parent's Knowledge, there are no facts that would prevent the SAP Real Property from being occupied by the Company, SAP Thai or the Purchaser, as the case may be, after the Closing in substantially the same manner as occupied by the Company, SAP Thai or the Sellers immediately prior to the Closing.

     (e) Except as set forth in Section 3.17 of the Disclosure Schedule, all improvements on the SAP Real Property constructed by or on behalf of the Company, SAP Thai or the Sellers or, to Parent's Knowledge, constructed by or on behalf of any other Person were constructed in compliance with all applicable Laws (including, without limitation, any building, planning or zoning Laws) affecting such SAP Real Property, except, in each case, as would not have a Material Adverse Effect.

     (f) No improvements on the SAP Real Property and none of the current uses and conditions thereof violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the SAP Real Property, other than those required to be assigned to Purchaser pursuant to this Agreement, are required by any Governmental Authority having jurisdiction over the SAP Real Property, except, in each case, as would not have a Material Adverse Effect.

     (g) Except for fences, curbs, gutters, sidewalks and light fixtures or signs, all improvements on any SAP Real Property are wholly within the lot limits of such SAP Real Property and do not encroach on any adjoining premises, and there are no encroachments on any SAP Real Property by any improvements located on any adjoining premises, except, in each case, as would not have a Material Adverse Effect.

     SECTION  3.18.  Tangible  Personal  Property.  (a)  Section  3.18(a) of the
Disclosure Schedule lists, as of the date thereof, each material item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property other than Inventories (the "Tangible Personal Property") used primarily in the SAP Business or owned or leased by the Company, SAP Thai or a Seller, other than certain Excluded Assets described therein.

     (b) Parent has, or has caused to be, delivered to the Purchaser true and complete copies of all material leases and subleases for Tangible Personal Property and any and all material ancillary documents modifying or qualifying or otherwise material thereto (including, without limitation, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such material leases and subleases:

     (i) such lease or sublease, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.18(b), is legal, valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property;

     (ii) except as set forth in Section 3.18(b) of the Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease;

     (iii)except as otherwise disclosed in Section 3.18(b) of the Disclosure Schedule, with respect to each such lease or sublease: (A) none of Parent, the Company, SAP Thai nor an Other Seller has received any written notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except as may be provided therein, (B) none of Parent, the Company, SAP Thai nor an Other Seller has received any written notice of a breach or default under such lease or sublease, which breach or default has, to Parent's Knowledge, not been cured, and (C) none of Parent, the Company, SAP Thai nor an Other Seller has granted to any other Person any material rights, adverse or otherwise, under such lease or sublease; and

     (iv) none of the Company, SAP Thai, the Sellers nor (to Parent's Knowledge) any other party to such lease or sublease, is in breach or default in any material respect and, to Parent's Knowledge, no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

     (c) Either the Company, SAP Thai or the Sellers, as the case may be, has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

     SECTION 3.19. Assets.19. (a) Except as disclosed in the Disclosure Schedule, either the Company, SAP Thai or a Seller, as the case may be, owns, leases or has the legal right to use all the properties and assets used or intended to be used in the conduct of the SAP Business and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company, SAP Thai or a Seller in the conduct of the SAP Business (all such assets, properties and contract rights being, the "Transferred Assets"); provided, however, that to the extent that portions of the representations in Sections 3.16(a), 3.16(d)(iv)through(vi) and 3.16(e) are made to Parent's Knowledge, then this sentence shall be similarly qualified as respects such portions of Sections 3.16(a), 3.16(d)(iv)through(vi) and 3.16(e). Either the Company, SAP Thai or a Seller, as the case may be, has good and marketable title to, or, in the case of leased or subleased assets, valid and subsisting leasehold interests in, all such assets, free and clear of all Encumbrances, except (i) as disclosed in Sections 3.15, 3.16, 3.17, 3.18 or 3.19(a) of the Disclosure Schedule or the Agreement, and (ii) Permitted Encumbrances.

     (b) The Transferred Assets constitute all the properties, assets and rights used, held or intended to be used in, and all such properties, assets and rights as are primarily related to, or necessary in the conduct of, the SAP Business as currently conducted by the Company, SAP Thai or the Sellers, except as described in Section 3.19(b) of the Disclosure Schedule.

     SECTION 3.20.  Employee Benefit Matters.  (a) Plans and Material Documents.
Section 3.20(a) of the Disclosure Schedule lists (i) each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs, policies or arrangements, and all employment, termination, severance or other contracts or agreements (whether or not in writing), to which the Company, SAP Thai, or a Seller (with respect to the SAP Business) is a party, with respect to which the Company, SAP Thai, or a Seller (with respect to the SAP Business) has any obligations or which are maintained, contributed to or sponsored by the Company, SAP Thai, or a Seller for the benefit of any current or former independent contractor of the Company, SAP Thai, or a Seller (with respect to the SAP Business) or any current or former employee, officer or director of the Company, SAP Thai, or a Seller (with respect to the SAP Business), (ii) each employee benefit plan for which the Company, SAP Thai, or a Seller (with respect to the SAP Business) could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company, SAP Thai, or a Seller (with respect to the SAP Business) could incur liability under
Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between Parent or any of its Affiliates and any employee of the Company, SAP Thai, or a Seller (with respect to the SAP Business), including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company ((i), (ii), (iii) and (iv) collectively, the "Plans"). Except as described in Section 3.20 of the Disclosure Schedule, each Plan is in writing and Parent has furnished the Purchaser with a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the IRS Form 5500 filed with respect to the most recent plan year, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as disclosed in Section 3.20(a) of the Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company, SAP Thai, or a Seller (with respect to the SAP Business) is a party, with respect to which the Company, SAP Thai, or a Seller (with respect to the SAP Business) has any obligation or which are maintained, contributed to or sponsored by the Company, SAP Thai, or a Seller for the benefit of any current or former independent contractor of the Company, SAP Thai, or a Seller (with respect to the SAP Business) or any current or former employee, officer or director of the Company, SAP Thai, or a Seller (with respect to the SAP Business). Neither the Company, SAP Thai nor any Seller (with respect to the SAP Business) has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     (b) Absence of Certain Types of Plans. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of
Section 4001(a)(15) of ERISA) for which the Company, SAP Thai, or a Seller (with respect to the SAP Business) could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as described in Section 3.20 of the Disclosure Schedule, none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates, the Company, SAP Thai, or a Seller (as it relates to the SAP Business) to pay separation, severance, termination bonus, retirement, enhanced benefits nor any acceleration, vesting, distribution or increase in benefits or obligations or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promise retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company, SAP Thai, or a Seller (with respect to the SAP Business), except to the extent required by Part 6 of Title I of ERISA.

     (c) Compliance with Applicable Law. Except as would not result in a Material Adverse Effect, (i) each Plan is operated in all respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code and, to Parent's Knowledge, all Persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) are acting in all respects in accordance with the provisions of applicable Law, including, without limitation, ERISA and the Code;
(ii) the Company, SAP Thai and each Seller (with respect to the SAP Business) have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan; and (iii) no legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

     (d) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt and, to Parent's Knowledge, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by, the Company, SAP Thai or a Seller for the benefit of any current or former independent contractor of the Company, SAP Thai or a Seller (with respect to the SAP Business) or any current or former employee, officer or director of the Company, SAP Thai or a Seller (with respect to the SAP Business) which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt and, to Parent's Knowledge, no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

     (e) Absence of Certain Liabilities and Events. With respect to the Plans, no event has occurred and, to Parent's Knowledge, there exists no condition or set of circumstances in connection with which the Company, SAP Thai, or a Seller (with respect to the SAP Business) could reasonably be expected to be subject to any liability under the terms of such Plans, ERISA, the Code or any other applicable Law, which in any such case would have a Material Adverse Effect.

     (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan are fully deductible for income tax purposes. Parent has not received notice that any such deduction previously claimed has been challenged by any government entity.

     (g) Laws Relating to Disability. Except as set forth in Section 3.20(g) of the Disclosure Schedule, the Company, SAP Thai and each Seller (with respect to the SAP Business) are in compliance with the requirements of the Americans With Disabilities Act, the U.K. Disability Discrimination Act 1995, and any applicable Thai Law including, without limitation, the Cripples Capability Reformation Act, B.E. 2534 (1991), except to the extent that failure to comply with such legislation would not have a Material Adverse Effect.

     (h) WARN Act. The Company, SAP Thai and each Seller have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder and all similar state and local "plant-closing" Laws ("WARN"), and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Closing Date, except to the extent that such liability may be incurred as a result of the transaction contemplated by this Agreement. Section 3.20(h) of the Disclosure Schedule lists (i) all the employees terminated or laid off by the Company during the 90 days prior to the date hereof and (ii) all the employees of the Company who have experienced a reduction in hours of work of more than 50% during any month during the 90 days prior to the date hereof and describes all notices given by the Company in connection with WARN. Parent will, by written notice to the Purchaser, update Section 3.20(h) of the Disclosure Schedule at Closing to include any such terminations, layoffs and reductions in hours from the date hereof through the Closing Date and will furnish the Purchaser with any related information which they may reasonably request. Parent will indemnify and hold harmless the Purchaser with respect to any liability under WARN to the extent arising from the actions or action, of the Company, SAP Thai or each Seller on or prior to the Closing Date except to the extent relating to the transactions contemplated by this Agreement.

     (i) Foreign Benefit Plans. In addition to the foregoing, with respect to each Plan that is subject to or governed by the Law of any jurisdiction other than the United States or any State or Commonwealth of the United States (each a "Foreign Benefit Plan"), and except for matters that would not have a Material Adverse Effect:

          (A) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices, and a pro rata contribution for the period prior to and including the Closing Date has been made or accrued;

          (B) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on an ongoing basis (actual or contingent) calculated to the Closing Date using a methodology consistent with Financial Accounting Standards Board Statement No. 87 ("FAS No. 87") calculating the projected benefit obligations, applying the projected unit credit method, with respect to all current participants under such Foreign Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan, and the transactions contemplated by this Agreement shall not cause such assets or insurance obligations to be less than such benefit obligations;

          (C) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and each Foreign Benefit Plan is now and always has been operated in compliance with all applicable non-U.S. Laws;

          (D) the Company, the Sellers and SAP Thai have provided the Purchaser with true and complete copies of all Foreign Benefit Plans (and in the case where such Foreign Benefit Plans are not in writing, a written description of each such Foreign Benefit Plan) including all information relating to all benefits payable or prospectively payable under each Foreign Benefit Plan (including supplemental benefits). Except as set forth in Section 3.20(i) of the Disclosure Schedule, there are no Foreign Benefit Plans, programs, schemes or arrangements to pay any pension or make any other payment after retirement, death or otherwise with respect to any employee or former employee of the SAP Business and each Seller, SAP Thai and the Company do not sponsor, contribute or maintain any scheme, plan, program or arrangement having as its purpose or one of its purposes the making of such payments or the provision or such benefits;

          (E) the Company, the Sellers and SAP Thai have provided the Purchaser with a complete and accurate copy of all the documentation (including, without limitation, the trust deeds, rules, announcements and booklets) governing each Foreign Benefit Plan;

          (F) neither the Company, SAP Thai nor any Seller are engaged in any litigation, arbitration or mediation proceedings with respect to any Foreign Benefit Plan, and there exists no condition or set of circumstances in connection with which the Company, SAP Thai or a Seller (with respect to the SAP Business) could reasonably be expected to be subject to any litigation, arbitration or mediation proceeding with respect to any Foreign Benefit Plan;

          (G) neither the Company, SAP Thai nor any Seller (with respect to the SAP Business) are in violation of any non-U.S. Laws, including, without limitation, the U.K. Financial Services Act; and

          (H) with respect to any part-time employees employed by Chemdal U.K. at any time within the preceding 12-month period, to Parent's Knowledge, there have been no terminations of such part-time employees which could result in any Liability under Article 119 of the Treaty of Rome or Section 62 of the Pensions Act, 1995.

     SECTION 3.21. Labor Matters. With respect to the SAP Business and the Persons employed in connection with the SAP Business, and except as set forth in
Section 3.21 of the Disclosure Schedule or as would not have a Material Adverse Effect, (a) neither the Company, SAP Thai, or a Seller is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company, SAP Thai or a Seller and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could reasonably affect the SAP Business, (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to Parent's Knowledge, threatened between the Company, SAP Thai or a Seller and any of their respective employees, and neither the Company, SAP Thai nor a Seller has experienced any such controversy, strike, slowdown or work stoppage within the past three years, (c) neither the Company, SAP Thai nor any Seller has breached or otherwise failed to comply with the provisions of any applicable collective bargaining or union contract and there are no written grievances outstanding against the Company, SAP Thai or a Seller under any such agreement or contract, (d) neither the Company, SAP Thai nor a Seller has committed unfair labor practices nor has there been any unfair labor practice complaints pending against the Company, SAP Thai or a Seller before the National Labor Relations Board or any other Governmental Authority involving union representation or employees of the Company, SAP Thai or the Sellers, (e) the Company, SAP Thai and the Sellers are currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company, SAP Thai and each Seller and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing, (f) the Company, SAP Thai and the Sellers have paid in full to all their respective employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, (g) there is no written claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to Parent's Knowledge, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Company, SAP Thai or a Seller, (h) neither the Company, SAP Thai nor a Seller is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, (i) there is no written charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to Parent's Knowledge, threatened with respect to the Company, SAP Thai or any Seller, and (j) there is no written charge of discrimination in employment or employment practices, as respects any legally protected category, for any reason, including, without limitation, age, gender, race or religion, which has been asserted or is now pending or, to Parent's Knowledge, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company, SAP Thai or any Sellers have employed or currently employ any Person.

     SECTION 3.22. Key Employees. All directors, officers, management employees, and technical and professional employees of the Company, SAP Thai and each Seller employed in the SAP Business are under an obligation to the Company, SAP Thai or a Seller to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company, SAP Thai or a Seller all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter. The Company, SAP Thai and the Sellers shall use all reasonable efforts to assign such arrangements to the Purchaser as of the Closing Date.

     SECTION 3.23. Taxes. (a) Except as set forth in Section 3.23 of the Disclosure Schedule, (i) all returns and reports in respect of Taxes required to be filed by or with respect to the Company, SAP Thai or the Sellers (including the consolidated federal income Tax return of Parent and any state, local or foreign Tax return or report that includes the Company, SAP Thai or any Other Seller on a consolidated or combined basis) have been timely filed, (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid, (iii) all such returns and reports (insofar as they relate to the activities or income of the Company, SAP Thai, the SAP Assets or the SAP Business) are true, correct and complete in all material respects, (iv) no adjustment relating to such returns or reports has been proposed formally or informally by any Tax authority (insofar as either relates to the activities or income of the Company, SAP Thai, the SAP Assets or the SAP Business or could result in Liability of the Company or SAP Thai on the basis of joint and/or several liability) and, to Parent's Knowledge, no basis exists for any such adjustment, (v) there are no pending or, to Parent's Knowledge, threatened actions or proceedings for the assessment or collection of Taxes against the Company, SAP Thai, the SAP Assets or the SAP Business or (insofar as either relates to the activities or income of the Company, SAP Thai, the SAP Assets or the SAP Business or could result in Liability of the Company or SAP Thai on the basis of joint and/or several liability) any corporation that was included in the filing of a return with Parent, the Company, SAP Thai or the Other Sellers on a consolidated or combined basis, (vi) no consent under Section 341(f) of the Code has been filed with respect to the Company or SAP Thai, (vii) there are no Tax liens on any assets of the Company, SAP Thai or any of the SAP Assets,

(viii) neither Parent nor any Subsidiary or Affiliate of Parent or any Other Seller is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments", within the meaning of Section 280G of the Code (insofar as relates to the Company, SAP Thai or the SAP Business), (ix) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the Regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement (insofar as relates to the Company, SAP Thai or the SAP Business), except for the accelerated vesting of stock options and other benefits pursuant to Article VI hereof; (x) from and after January 1, 1990, the Company has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which Parent files a consolidated return as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired, (xi) neither the Company nor SAP Thai has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired, (xii) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, (xiii) none of the SAP Assets held by SAP Thai or the Other Sellers constitute U.S. real property interests within the meaning of Section 897(c)(i) of the Code, (xiv) neither the Company, nor SAP Thai is subject to any accumulated earnings Tax penalty or personal holding company Tax, and (xv) SAP Thai has never been included in the filing of a Tax return or report on a consolidated, combined or unitary basis.

     (b) Except as disclosed in Section 3.23 of the Disclosure Schedule: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or SAP Thai may be subject; (ii) the Company (A) has not and is not projected to have an amount includible in its income for the current taxable year under Section 951 of the Code, (B) does not have an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code and (C) has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (iii) neither the Company nor SAP Thai has any (A) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) deferred gain or loss arising out of any deferred intercompany transaction (insofar as either could result in material Taxes to the Company or SAP Thai for any taxable period, or portion of any taxable period, ending after the Closing Date); (iv) there are no requests from any governmental or taxing authority for information currently outstanding that could affect the Taxes of the Company or SAP Thai;
(v) there are no proposed reassessments of any property owned by the Company, SAP Thai or of any of the SAP Assets and there are no other proposals from any governmental or taxing authority that could increase the amount of any Tax to which the Purchaser (in respect of the SAP Business), the Company or SAP Thai would be subject, or which would be imposed, in respect of real property of the Company, SAP Thai or the SAP Business; (vi) the Company is not obligated under any agreement with respect to industrial development bonds or similar obligations, with respect to which the excludibility from gross income of the holder for federal income Tax purposes could be affected by the transactions contemplated hereunder; and (vii) no power of attorney that is currently in force has been granted with respect to any request for a ruling or similar matter relating to Taxes that could affect the Company, SAP Thai, the SAP Assets or the SAP Business.

     (c) (i) Section 3.23(c) of the Disclosure Schedule lists all income, franchise and similar Tax returns and reports (federal, state, local and foreign) filed with respect to the Company and SAP Thai for taxable periods ended on or after December 31, 1997, indicates for which jurisdictions Tax returns and reports have been filed on the basis of a unitary group, indicates the most recent income, franchise or similar Tax return or report for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax returns and reports that currently are the subject of audit, (ii) Parent has delivered to the Purchaser correct and complete copies of all federal, state and foreign income, franchise and similar Tax returns and reports, examination reports, and statements of deficiencies assessed against or agreed to by the Company and SAP Thai since January 1, 1996,
(iii) Parent has delivered to the Purchaser a true and complete copy of any Tax-sharing or allocation agreement or arrangement involving the Company or SAP Thai and a true and complete description of any such unwritten or informal agreement or arrangement, and (iv) Parent has delivered to the Purchaser complete and correct copies of all pro forma federal income Tax returns of the Company prepared in connection with the Parent's or any other consolidated federal income Tax return, accompanied by a schedule reconciling the items in the pro forma Tax return to the items as included in the consolidated Tax return for all taxable years ending on or after December 31, 1997.

     SECTION 3.24. Insurance. (a) Section 3.24(a) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, including directors' and officers' liability, workers' compensation, and bond and surety arrangements) under which the Company, SAP Thai, an Other Seller or the SAP Business has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years:

     (i)  the name, address and telephone number of the agent or broker;

     (ii) the name of the insurer and the names of the principal insured and each named insured;

     (iii) the policy number and the period of coverage;

     (iv) the type, scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including deductibles) of coverage; and

     (v)  the premium charged for the policy,  including,  without limitation, a
          description   of  any   retroactive   premium   adjustments  or  other
          loss-sharing arrangements.

     (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither Parent, the Company, SAP Thai, an Other Seller nor the SAP Business is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice) and, to Parent's Knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under the policy; and (iii) no party to the policy has repudiated in writing, or given written notice of an intent to repudiate, any provision thereof.

     (c) Section 3.24(c) of the Disclosure Schedule sets forth all material risks against which the Company, SAP Thai, an Other Seller or the SAP Business is self-insured or which are covered under any risk retention program in which the Company, SAP Thai or an Other Seller participates, together with information for the last three years of the Company's, SAP Thai's, the Other Sellers' or the SAP Business' loss experience with respect to such risks.

     (d) To Parent's Knowledge, all material assets, properties and risks of the Company, SAP Thai, each Other Seller and the SAP Business are covered by valid and currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Company, SAP Thai, the Sellers, or the SAP Business, as the case may be, in each case, in such types and amounts and covering such risks as are specified in Section 3.24 of the Disclosure Schedule or as otherwise are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company, SAP Thai, the Sellers, or the SAP Business, as the case may be.

     (e) To Parent's Knowledge, at no time subsequent to June 30, 1999 has the Company, SAP Thai, any of the Sellers or the SAP Business (i) been denied any material insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or, except as set forth in Section 3.24(e) of the Disclosure Schedule, received written notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 3.24(a) of the Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage. Since June 30, 1999, no insurance carrier has canceled, failed to renew or materially reduced any insurance coverage for the Company, SAP Thai, the Sellers or the SAP Business or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

     (f) No insurance policy listed in Section 3.24(a) of the Disclosure Schedule will cease to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect as respects matters arising out of events occurring prior to the Closing Date on terms identical to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement.

     SECTION 3.25. Brokers. Except for Schroder & Co. Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent is solely responsible for the fees and expenses of Schroder & Co. Inc.

     SECTION 3.26. Disclaimer. Except for the representations and warranties specifically set forth in this Article III, none of the Sellers, the Company, SAP Thai nor their Affiliates makes any (or shall in any manner whatsoever be deemed or be construed as having made any) representation or warranty to the Purchaser or any other Person hereunder or otherwise, express or implied.

     SECTION 3.27. Disclosure Schedule. The Parties hereto acknowledge that the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Sellers that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to Parent to enter into this Agreement, the Purchaser, on behalf of itself and any designated Affiliate that will purchase any of the SAP Assets or the SAP Business pursuant to this Agreement, hereby represents and warrants to Parent as follows:

     SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not materially adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

     SECTION 4.02. No Conflict. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to Parent, the execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws (or similar organizational documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a materially adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

     SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) as described in a writing given to Parent by the Purchaser on the date of this Agreement and (b) the notification requirements of the HSR Act and certain applicable filings under non-U.S. merger control and competition Laws.

     SECTION 4.04. Investment Purpose. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

     SECTION 4.05. Litigation. Except as disclosed in a writing given to Parent by the Purchaser on the date of this Agreement, no claim, action, proceeding or investigation is pending or, to the knowledge of the Purchaser, threatened, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchaser's ability to consummate, the transactions contemplated by this Agreement. The Purchaser is not subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of Purchaser, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or arbitrator that would prevent the Purchaser from performing its material obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

     SECTION 4.06. Purchaser Financial Statements. True and complete copies of the Purchaser's audited balance sheet for the fiscal year ended as of December 31, 1998, and the related audited statements of income, together with all related notes and schedules thereto, have been delivered by the Purchaser to Parent and are set forth herein at Section 4.06 of the Disclosure Schedule.

     SECTION 4.07. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

     SECTION 4.08. Disclaimer. Except for the representations and warranties specifically set forth in this Article IV, neither the Purchaser nor its Affiliates makes any (or shall in any manner whatsoever be deemed or be construed as having made any) representation or warranty to Parent or to any other Person hereunder or otherwise, express or implied.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION 5.01. Conduct of Business Prior to the Closing. (a) Parent covenants and agrees that, with respect to the SAP Business and the SAP Assets and except as described in Section 5.01(a) of the Disclosure Schedule or as contemplated by this Agreement, between the date hereof and the time of the Closing, Parent will, and will cause the Company, SAP Thai and each of the Other Sellers to, conduct its business in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, Parent will, with respect to the SAP Business, and will cause each of the Company, SAP Thai and each of the Other Sellers to, (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice, (ii) not intentionally shorten or lengthen the customary payment cycles for any of its payables or receivables,
(iii) use all reasonable efforts consistent with past practices to (A) preserve intact its business organizations and the business organization of the SAP Business, (B) keep available to the Purchaser the services of the employees of the Company, SAP Thai and the SAP Business, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company, SAP Thai, the Other Sellers and the SAP Business and (D) preserve the current relationships with its customers, suppliers and other Persons with which it has significant business relationships, (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases relating to the SAP Business which by their terms would otherwise expire, and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Sellers to be untrue or result in a breach of any covenant made by the Sellers in this Agreement.

     (b) Except as  described  in Section  5.01(b) of the  Disclosure  Schedule,
Parent covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, neither the Company, SAP Thai nor the Sellers (with respect to the SAP Business) will: (i) do any of the things enumerated in the second sentence of Section 3.11 (including, without limitation, clauses (i) through (xx) thereof, except for those actions specifically contemplated by
Section 6.10 hereof); or (ii) agree to employ any new hire on terms that would pay any such Person an annual base salary in excess of U.S.$50,000 or annual aggregate compensation in excess of U.S.$75,000. Notwithstanding anything to the contrary contained in this Section 5.01(b), prior to the Closing, Parent may cause the Company and/or SAP Thai to convey to Parent or one of its Affiliates
(i) any cash or cash equivalents owned by the Company or SAP Thai; (ii) any Intellectual Property (including Intellectual Property used in the Poly-Pore Business) owned by or licensed to the Company or SAP Thai that is not used primarily in, developed primarily for, or related primarily to, the SAP Business (it being understood that Parent may not cause the Company and/or SAP Thai to convey to Parent or one of its Affiliates any Company Intellectual Property or SAP Thai Intellectual Property); and (iii) all rights to the name "AMCOL" and all related trademarks, logos, tradenames, telephone numbers and internet domain names.

     SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, Parent will, and will cause the Company, SAP Thai and the Other Sellers and each of its and the Company's, SAP Thai's and the Other Sellers' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of Parent (to the extent such offices, plants, facilities, books and records relate to the SAP Business), the Company, SAP Thai, the Other Sellers and to those officers, directors, employees, agents, accountants and counsel of Parent, the Company, SAP Thai and of each of the Other Sellers who have any knowledge relating to the Company, SAP Thai, the Other Sellers or the SAP Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company, SAP Thai, the Other Sellers and the SAP Business (or legible copies thereof) as the Purchaser may from time to time reasonably request; provided, however, that the Company shall not be required by this provision to waive or impair its right to assert any attorney-client privilege that may exist as respects any Actions or other matters; provided, further, however, that none of the Purchaser or its representatives shall contact or have any communication with any employees of Parent or any of its Subsidiaries without the prior written approval of Parent, except for those employees of Parent and its Subsidiaries listed on Exhibit 5.02 attached hereto.

     (b) In order to facilitate the resolution of any claims made against or incurred by Parent prior to the Closing, or for any other reasonable purpose, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Company, SAP Thai and the SAP Business relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company, SAP Thai and the Sellers (with respect to the SAP Business) and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Parent reasonable access (including the right to make, at Parent's expense, photocopies), during normal business hours, to such books and records.

     (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser, the Company, SAP Thai or the SAP Business after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, Parent shall (i) retain the books and records of Parent which relate to the Company, SAP Thai and the SAP Business for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser, the Company or SAP Thai and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser, the Company or SAP Thai reasonable access (including the right to make photocopies, at the expense of the Purchaser or the Company), during normal business hours, to such books and records.

     SECTION 5.03. Confidentiality. All information obtained by the Purchaser pursuant to Section 5.02 shall be kept confidential in accordance with the confidentiality agreement (the "Confidentiality Agreement") between the Purchaser and Parent, dated May 17, 1999.

     SECTION 5.04. Stockholders' Meeting. Parent, acting through the Board, shall, in accordance with applicable Law and Parent's Restated Certificate of Incorporation and By-laws, (i) duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable following the date hereof for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders' Meeting") and (ii) except as the Board determines is required by its fiduciary duties under applicable Law after having received advice from outside legal counsel (A) include in the Proxy Statement (as defined herein) the recommendation of the Board that the stockholders of Parent approve and adopt this Agreement and the transactions contemplated hereby, (B) not subsequently withdraw, modify or change in any manner adverse to the Purchaser such recommendation, and (C) use its reasonable efforts to obtain such approval and adoption.

     SECTION 5.05.  Proxy  Statement.  (a) As promptly as practicable  after the execution of this Agreement, Parent (i) will prepare and file with the Securities and Exchange Commission (the "SEC") the Proxy Statement (as defined below) relating to the Stockholders' Meeting to be held to consider approval of this Agreement and the transactions contemplated hereby and (ii) mail the Proxy Statement to its stockholders. The Proxy Statement to be sent to the stockholders of Parent in connection with the Stockholders' Meeting (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement") shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of Parent, and at the time of the Stockholder's Meeting, contain any statement which, at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Any information provided by the Purchaser to Parent which is included in the Proxy Statement shall not, on the date provided to Parent, contain any statement which, at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. The Proxy Statement shall comply in all material respects as to form with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

(b) The Proxy Statement shall include the recommendation of Parent's Board to the stockholders of the Company in favor of approval of this Agreement and the transactions contemplated hereby; provided, however, that the Board may, prior to the Stockholders' Meeting, withdraw, modify or change any such recommendation only as it may determine is required by its fiduciary duties under applicable

Law after having received advice from outside legal counsel; provided, further, that, notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change in such recommendation shall not relieve Parent in any way whatsoever of its other obligations under Section 5.04 or 5.05(a) of this Agreement.

     (c) Parent shall advise the Purchaser of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     SECTION 5.06.  Regulatory and Other  Authorizations;  Notices and Consents.
(a) Parent shall use all reasonable efforts to obtain (or cause the Company, SAP Thai and the Other Sellers to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. In addition, each Party agrees to make, or cause to be made, promptly any filing that the Purchaser identifies to Parent as being required under any other non-United States antitrust, merger control or competition Law or by any other antitrust, merger control or competition authority. The Purchaser will be responsible for paying the normal filing fees incurred by the Purchaser and Parent in connection with the HSR Act filings and the similar merger control or competition Law filings being made by the parties in the United Kingdom and Germany; provided, however, that the Purchaser shall not be responsible for paying any other fees or expenses incurred by Parent (including, without limitation, counsel fees) in connection with the preparation of such filings.

     (b) Parent shall, or shall cause the Company, SAP Thai and the Other Sellers to, give promptly such notices to third parties and use its or their reasonable efforts to obtain such third party consents as the Purchaser may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement.

     (c) The Purchaser shall cooperate and use all reasonable efforts to assist Parent in giving such notices and obtaining such consents.

     (d) In connection with any consent that may be requested by Parent or Purchaser, neither party to this Agreement shall have any obligation to give any guarantee or other financial or similar consideration of any nature in connection with any notice or consent or to consent to any change in the terms of any agreement or arrangement which either party in its sole and absolute discretion may deem adverse to the interests of such party, the Company, SAP Thai or the SAP Business.

     (e) Parent and the Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the SAP Business, the Company or SAP Thai or any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which Parent, the Company, SAP Thai or an Other Seller is a party is not obtained prior to the Closing (and the parties acknowledge and agree that, except as set forth herein, no such consent, approval or authorization shall be a condition to the Purchaser's obligation to close), Parent will, subsequent to the Closing, cooperate with the Purchaser, the Company and SAP Thai in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, except with respect to customer contracts, Parent shall use its reasonable efforts to provide the Purchaser, the Company, SAP Thai or the SAP Business, as the case may be, with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if Parent provides any such rights and benefits, the Purchaser, the Company or SAP Thai, as the case may be, shall assume the obligations and burdens thereunder.

     SECTION 5.07. Notice of Developments. Prior to the Closing, Parent shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement of which Parent becomes aware and which could result in any material breach of a representation or warranty or covenant of the Sellers in this Agreement or which could have the effect of making any representation or warranty of the Sellers in this Agreement untrue or incorrect in any material respect and (ii) all other developments of which Parent becomes aware and affecting the Liabilities, business, financial condition or prospects of the Company, SAP Thai or the SAP Business, other than changes affecting the economy or the SAP industry generally, which developments could have a Material Adverse Effect.

     SECTION 5.08. No Solicitation or Negotiation. Parent agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, none of Parent, the Company, SAP Thai, the Other Sellers nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept (except to the extent permitted below) any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company, SAP Thai or an Other Seller or all or a substantial portion of the assets of the Company, SAP Thai, an Other Seller or the SAP Business (other than Inventory to be sold in the ordinary course of business consistent with past practice), or (ii) relating to any business combination with the Company, SAP Thai or any Other Seller, or (iii) relating to any other extraordinary business transaction involving or otherwise relating to the Company, SAP Thai, any Other Seller or the SAP Business, or (iv) relating to
(x) any acquisition or purchase of, or tender offer or exchange offer for, more than 20% of the equity securities of Parent, or (y) any merger, consolidation or business combination with Parent, or other extraordinary business transaction involving or otherwise relating to Parent that would result in any other Person owning in excess of 20% of the outstanding equity securities of Parent (any of the events described in (i), (ii), (iii) and (iv) being an ("Acquisition Proposal")) (it being understood that any transaction, the sole purpose of which is to spin-off the SAP Business to the shareholders of Parent on a pro rata basis, shall not constitute an Acquisition Proposal for purposes of this Agreement provided that such spin-off is not part of a transaction, or series of transactions, the intended result of which is that a controlling interest in the shares or the assets of the SAP Business will be transferred to a non-affiliated third party (other than such shareholders of Parent)) or (b) except as required by the fiduciary duties of the Board of Directors of Parent as such duties would exist in the absence of any limitations in this Agreement, participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek or to consummate an Acquisition Proposal; provided, however, that prior to the consummation of the transaction contemplated hereby, nothing contained in Section 5.08 shall prohibit the Board from (i) furnishing information to, or entering into discussions or negotiations with, any Person that after the date hereof makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) prior to furnishing such information to, or entering into discussions or negotiations with such Person or agreeing to or endorsing any Acquisition Proposal, the Board determines in good faith, after consultation with and based upon the advice of counsel and a financial advisor of a nationally recognized reputation, that such Acquisition Proposal is, or may reasonably be expected to lead to, a Superior Proposal, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Parent provides written notice to the Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and, in any such notice to the Purchaser, indicating in reasonable detail the terms and conditions of such Acquisition Proposal, offer, inquiry or other contact, and (C) such information to be so furnished has been previously delivered to the Purchaser or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition
Proposal. Parent shall notify the Purchaser promptly if any such Acquisition Proposal or offer, or any inquiry or other contact with any Person with respect thereto is made. Parent agrees not to, and to cause the Company, SAP Thai and each Other Seller not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which Parent, the Company, SAP Thai or an Other Seller is a party, except in the event the Parent Board determines in good faith, after consultation with and based upon the advice of counsel and a financial advisor of a nationally recognized reputation, that such release or waiver is reasonably expected to lead to a Superior Proposal. Except as required by the fiduciary duties of the Board of Directors of Parent, Parent immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing.

     SECTION 5.09. Use of Intellectual Property. (a) Parent acknowledges that from and after the Closing, the name "Chemdal" and all similar names, marks and logos (all of such names, marks and logos being the "Chemdal Names") shall be owned by the Purchaser, one of its designated Affiliates, the Company or SAP Thai and that neither Parent nor any of its Affiliates shall have any rights in the Chemdal Names, and that neither Parent nor any of its Affiliates will contest the ownership or validity of any rights of the Purchaser, its designated Affiliates, SAP Thai or the Company in or to the Chemdal Names.

     (b) Except as otherwise provided in the ION Exchange License Agreement (as defined in Section 5.19 of the Agreement), from and after the Closing, neither the Sellers nor any of their Affiliates shall use or disclose any of the Business Intellectual Property or the Company Intellectual Property or the SAP Thai Intellectual Property.

     SECTION 5.10. Non-Competition. (a) For a period of three (3) years after the Closing in the European Community and for a period of ten (10) years after the Closing in every other location or, in each case, for such shorter period as may be required by applicable Law (in each case, the "Restricted Period"), Parent and its Affiliates shall not engage, directly or indirectly, in any business anywhere in the world that researches, develops, manufactures, markets, distributes, sells, produces or supplies products or services of the kind researched, developed, manufactured, marketed, distributed, sold, produced or supplied by the SAP Business, the Company or SAP Thai, in each case, for the Traditional SAP Market Segments as of the Closing Date or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with the Company, SAP Thai or the SAP Business in researching, developing, manufacturing, marketing, distributing, selling, producing or supplying products or services of the kind researched, developed, manufactured, marketed, distributed, sold, produced or supplied by the Company, SAP Thai or the SAP Business for the Traditional SAP Market Segments as of the Closing; provided, however, that, for the purposes of this Section 5.10, ownership of securities having no more than three percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section
5.10 so long as the Person owning such securities has no other connection or relationship with such competitor.

     (b) As a separate and independent covenant, Parent agrees with the Purchaser that, for a period of three (3) years after the Closing in the European Community and for a period of ten (10) years after the Closing in every other location or, in each case, for such shorter period as may be required by applicable Law, Parent will not, and will not permit its Affiliates to, in any way, directly or indirectly, for the purpose of conducting or engaging in any business that researches, develops, manufactures, markets, distributes, sells, produces or supplies products or services of the kind researched, developed, manufactured, marketed, distributed, sold, produced or supplied by the SAP Business, the Company or SAP Thai, in each case, for the Traditional SAP Market Segments as of the Closing, call upon, solicit, advise or otherwise do, or attempt to do, business in the Traditional SAP Market Segments with any customers of the SAP Business with whom the SAP Business had any dealings in the Traditional SAP Market Segments during the period of time in which the SAP Business, the Company and SAP Thai was owned by Parent, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the SAP Business in the Traditional SAP Market Segments.

     (c) Parent will not, and will not permit any of its Affiliates to, directly or indirectly, solicit the employment of, attempt to employ, or employ any Transferred Employee or U.K. Designated Employee during the period commencing on the Closing Date and ending twelve months thereafter, and the Purchaser will not and will not permit any of its Affiliates to, directly or indirectly, solicit the employment of, attempt to employ, or employ any employees of Parent or any of is Affiliates during the period commencing on the Closing Date and ending twelve months thereafter; provided, however, that the forgoing will not prohibit a general solicitation to the public or general advertising; provided, further, that the foregoing will also not prohibit (i) Parent or one of its Affiliates from employing any Transferred Employee or U.K. Designated Employee that is terminated by the Purchaser or one of its Affiliates without cause following the Closing Date or (ii) the Purchaser or one of its Affiliates from employing any employee of Parent or any of its Affiliates that is terminated by Parent or one of its Affiliates without cause following the Closing Date or (iii) Parent or one of its Affiliates from employing any Person listed on Exhibit 5.10(c) so long as such employee accepts employment with Parent or one of its Affiliates on or prior to the Closing Date.

     (d) The Restricted Period shall be extended by the length of any period during which Parent or any of its Affiliates is in breach of the terms of this
Section 5.10.

     (e)  Parent  acknowledges  that the  covenants  of Parent set forth in this
Section 5.10 are an essential element of this Agreement and that, but for the agreement of Parent to comply with these covenants, the Purchaser would not have entered into this Agreement. Parent acknowledges that this Section 5.10 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser. Parent has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.10 are reasonable and proper.
SECTION 5.11. Release of Indemnity Obligations. Parent covenants and agrees, on or prior to the Closing, to execute and deliver to the Purchaser, for the benefit of the Purchaser, a general release and discharge, in the form attached as Exhibit 5.11 hereto, releasing and discharging the Company, SAP Thai and the SAP Business from any and all obligations to indemnify Parent or any of its Affiliates or otherwise defend it or them or hold it or them harmless pursuant to any agreement or other arrangement (other than this Agreement and the agreements contemplated hereby) entered into prior to the Closing.

     SECTION 5.12. Termination of Intercompany Agreements. Except for the contracts or arrangements set forth on Exhibit 5.12 attached hereto, and except for the Continuing Intercompany Indebtedness, prior to the Closing Date, Parent shall cause the termination of any contracts, arrangements or agreements between or among the Company, SAP Thai or a Seller (as it affects the SAP Business), on the one hand, and Parent or any Affiliate of Parent (other than the Company or SAP Thai) on the other hand, including any intercompany agreements entered into in the ordinary course of business.

     SECTION 5.13. Transition Services Agreement. At the Closing, Parent and the Purchaser shall enter into a transition services agreement (the "Transition Services Agreement"), substantially in the form attached hereto as Exhibit 5.13.

     SECTION 5.14. CETCO Supply Agreement. At the Closing, Parent and the Purchaser or one of its designated Affiliates shall enter into the CETCO supply agreement (the "CETCO Supply Agreement"), substantially on the terms set forth on Exhibit 5.14 attached hereto.

     SECTION 5.15. Acrylic Acid Supply Agreement. Immediately prior to Closing, Parent will cause Chemdal U.K. to enter into an acrylic acid supply agreement (the "Acrylic Acid Supply Agreement") with BASF (Antwerp), a Belgian corporation and a wholly owned Subsidiary of the Purchaser, substantially on the terms set forth on Exhibit 5.15 attached hereto. On the Closing Date, but immediately following the Closing, the Acrylic Acid Supply Agreement will be assigned by Chemdal U.K. to one of the Purchaser's designated Affiliates, and such designated Affiliate will assume all of Chemdal U.K.'s obligations under the Acrylic Acid Supply Agreement at such time; provided, however, that the designated Affiliate shall not be entitled to and shall not receive any portion of the Signing Premium and, simultaneously with such assignment, such designated Affiliate shall deliver a release and novation to Parent releasing Parent, Sellers and their Affiliates (including Chemdal U.K.) from any further Liability or obligation under the Acrylic Acid Supply Agreement.

     SECTION 5.16. License Agreement. At the Closing, Parent and the Purchaser shall enter into a license agreement (the "License Agreement"), substantially in the form attached hereto as Exhibit 5.16.

     SECTION 5.17. SAP Subleases. At the Closing, Purchaser will execute and deliver to Parent subleases (the "SAP Subleases") of certain properties utilized by the Company and the Sellers in the SAP Business, substantially on the terms set forth on Exhibit 5.17 attached hereto.

     SECTION 5.18. Product/Material Rebates. Prior to December 31, 1999, the Purchaser shall have paid Parent in full for all amounts due to Parent from the Purchaser and its Affiliates on account of all rebates (the "Rebates") resulting from the purchase of products and materials by Parent and its Affiliates from the Purchaser and such Affiliates during calendar year 1999 and, prior to Closing, the Purchaser shall have paid Parent in full for all Rebates resulting from the purchase of products and materials by Parent and its Affiliates from the Purchaser and such Affiliates from December 31, 1999 to the date of Closing.

     SECTION 5.19. ION Exchange License Agreement. At the Closing, Parent and the Purchaser shall enter into a license agreement (the "ION Exchange License Agreement"), substantially in the form attached hereto as Exhibit 5.19.

     SECTION 5.20. Mixed-Use Assets. Except as may be provided for in the Transition Services Agreement and the License Agreement, to the extent that, following the Closing, the Sellers have retained any assets that were used, but not primarily used, in the operation of the SAP Business prior to the Closing, Parent will, and will cause its Subsidiaries to, permit the Purchaser, its designated Affiliates, the Company and SAP Thai to use such assets in the operation of the SAP Business following the Closing, on substantially the same terms as such assets were used in the conduct of the SAP Business prior to the Closing and as may be reasonably requested by the Purchaser, such designated Affiliates, the Company and SAP Thai.

     SECTION 5.21. Termination of SAP Indebtedness. Prior to the Closing, Parent shall, and shall cause its Subsidiaries to, take all necessary action, including, without limitation, the repayment of any outstanding third-party Indebtedness relating to the Company, SAP Thai or the SAP Business, so that, at the Closing Date, there is no outstanding Indebtedness relating to the Company, SAP Thai or the SAP Business, other than the Continuing Intercompany Indebtedness.

     SECTION 5.22. Termination of the Celanese Supply Agreement. Upon receipt of written instructions from the Purchaser or one of its Affiliates, Parent will promptly (but in no event later than seven Business Days following receipt of such instructions) cause the termination, effective December 31, 2001, of the Supply Agreement (96-SMS-08) dated April 8, 1997, as amended, between Celanese Ltd. and the Company (the "Celanese Agreement"), such termination to be effected in accordance with the terms of the Celanese Agreement; provided, however, that should the Closing not occur for any reason whatsoever, and should Celanese be unwilling to enter into a new supply contract with Parent or the Company on substantially similar terms to those contained in the Celanese Agreement, then the Purchaser will supply Parent with glacial acrylic acid from December 31, 2001 until December 31, 2003 on terms and conditions substantially similar to those contained in the Celanese Agreement.

     SECTION 5.23. Uncashed Cheques. Parent understands and agrees that to the extent any cheques (the "Unpaid SAP Cheques") are drawn prior to the Closing on the account of the Company, SAP Thai or otherwise relating to the SAP Business and such cheques are presented for payment following the Closing (i) none of the Purchaser, its Affiliates, the Company, SAP Thai or the SAP Business shall have any obligation, responsibility or liability for any such Unpaid SAP Cheques, except to the extent that (i) Parent and its Affiliates have delivered any cash to the Purchaser at Closing or (ii) Parent has permitted the Company or SAP Thai to retain any cash at Closing, in each case, for the purpose of satisfying such unpaid SAP Cheques and (ii) Parent and its Affiliates shall be responsible for all such Unpaid SAP Cheques and shall indemnify the Purchaser, the Company, SAP Thai or any of their Affiliates for any Losses or Liabilities incurred by them as a result of the Unpaid SAP Cheques, except to the extent that (i) Parent and its Affiliates have delivered any cash to the Purchaser at Closing or (ii) Parent has permitted the Company or SAP Thai to retain any cash at Closing, in each case, for the purpose of satisfying such unpaid SAP Cheques.

     SECTION 5.24. Access to Insurance. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Purchaser, the Company, SAP Thai or the SAP Business suffer or incur any Losses or Liabilities (a "Loss Event") by reason of, or arising out of, any action, inaction, event, condition, liability or obligation of the Company, SAP Thai, the Sellers or the SAP Business which occurred or existed prior to the Closing, or by reason of or in connection with any claim or cause of action of any third party relating to the conduct of the SAP Business prior to Closing, then upon receipt of notice from the Purchaser or one of its Affiliates of such Loss Event, Parent shall, and shall cause its Affiliates to, promptly (i) use all reasonable efforts to access any of its (or any of its Affiliates) applicable insurance policies on behalf of the Purchaser, the Company, SAP Thai or the SAP Business, as applicable, in connection with such Loss Event in a manner that is consistent with the terms of such policies, all such reasonable efforts to include, without limitation, Parent (or any of its Affiliates) using all reasonable efforts to pursue any claims denied under such applicable insurance policies and (ii) indemnify the Purchaser, the Company, SAP Thai or the SAP Business, as applicable, for any such Loss Event up to an amount which is equal to the aggregate amount of any proceeds actually received by Parent (or any of its Affiliates) under any and all of its applicable insurance policies in connection with such Loss Event; provided that under no circumstances whatsoever shall Parent or its Affiliates have any obligation to indemnify the Purchaser or its Affiliates pursuant to this provision of the Agreement by reason of any denial under the policies of all or any portion of the claim or claims submitted under the policies by Parent or their Affiliates. Any reasonable out-of-pocket expenses incurred by Parent in pursuing any claims denied under the applicable policies shall promptly be reimbursed by the Purchaser.

     SECTION 5.25. Patent Opinions. Following the Closing, the Purchaser shall permit Parent and its Affiliates to rely on the SAP Opinions as reasonably necessary for the purpose of defending any claims of patent infringement, and the Purchaser shall provide the Patent Opinions to Parent and its Affiliates as reasonably requested by Parent for such purpose.

     SECTION 5.26. Thai Facility. At the Closing, Parent shall cause the delivery of the Thai Facility to the Purchaser, which Thai Facility shall be "Mechanically Complete" as defined in Exhibit 5.26 attached hereto.

     SECTION 5.27. * Obligations. Promptly following the date hereof, Parent and the Purchaser will undertake to satisfy their respective * obligations as specifically described in, and in the manner contemplated by, Exhibit 5.27 attached hereto.

     SECTION 5.28. * Assistance Grants. Parent understands and agrees that (i) as a result of the execution of this Agreement and the transactions contemplated hereby, all or a portion of the financial assistance granted by certain Governmental Authorities to the SAP Business pursuant to the * Assistance Grants may become immediately due and payable to such Governmental Authorities and (ii) in the event any such amounts become due and payable to such Governmental Authorities pursuant to the * Assistance Grants solely as a result of the entering into of this Agreement or the consummation of the transactions contemplated hereby, (x) Parent will be responsible for promptly paying such amounts to the applicable Governmental Authority or (y) Parent will indemnify the Purchaser and its Affiliates from any Losses or Liabilities incurred as a result of the failure of Parent to pay such amounts that become due and payable as described in clause (ii) above.

     SECTION 5.29. Thai Facility Construction Contracts. Following the Closing, the Purchaser shall permit Parent and its Affiliates to rely on the Thai Facility Construction Contracts as reasonably necessary for the purpose of pursuing any rights and remedies thereunder against the counter-parties thereto, to the extent the pursuit of such rights and remedies is necessary to satisfy any obligations and Liabilities of Parent and its Affiliates to the Purchaser and its Affiliates under this Agreement or the transactions contemplated hereby including, without limitation, pursuant to Section 5.26 hereof (it being understood that Parent and its Affiliates shall transfer to Purchaser and its Affiliates any recoveries and awards resulting from the pursuit of such rights and remedies to the extent that such recoveries and awards exceed (i) the aggregate amounts actually paid by Parent and its Affiliates to Purchaser and its Affiliates to satisfy the obligations and Liabilities described above, and
(ii) any out-of-pocket costs and amounts incurred by Parent and its Affiliates in pursuing such rights and remedies, including, without limitation, legal fees and other costs of the suit; provided that Parent and its Affiliates shall not be entitled to any such costs and amounts to the extent Parent has not previously paid to Purchaser and its Affiliates all amounts owing to satisfy the obligations described above).

     SECTION 5.30. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be necessary to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

     SECTION 6.01. Transferred Employees. Each hourly and salaried employee of the Company and SAP Thai (a list of which employees is attached hereto at Section 6.01 of the Disclosure Schedule) who is employed with the Purchaser or its Affiliates immediately following the Closing shall hereinafter be referred to as a "Transferred Employee".

     SECTION 6.02. Severance Obligations. The Sellers and the Purchaser agree that the transactions contemplated by this Agreement shall not constitute a severance of employment of any Transferred Employees or U.K. Designated Employees (as defined below) under any severance plan, program or arrangement of any Seller, SAP Thai or the Company and that such employees shall be deemed to have continuous and uninterrupted employment before and immediately after the Closing. If any Transferred Employee or U.K. Designated Employee incurs or is deemed pursuant to Law or any severance plan, program or arrangement to have incurred a severance of employment before the Closing, then Parent shall be responsible for all severance obligations with respect to each Transferred Employee and U.K. Designated Employee. The Purchaser shall be responsible for any severance obligations incurred pursuant to any severance plan, program, arrangement or agreement of the Company, SAP Thai or any Other Seller with respect to the termination of a Transferred Employee or a U.K. Designated Employee on or after the Closing. Except as provided in this Section 6.02, Parent agrees, pursuant to Section 9.02, to indemnify and hold harmless the Purchaser against any severance claim and against any loss, damage, liability or expense, including attorney fees, incurred in connection with any claim for severance benefits brought by any employees or former employees of Parent, the Company, SAP Thai or the Other Sellers.

     SECTION 6.03. (a) Employee Benefit Plans. For a period of one year after the Closing Date, the Purchaser shall provide the Transferred Employees who are employed by the Company within the United States (the "U.S. Transferred Employees") with a level of employee benefit plans and arrangements substantially comparable in the aggregate to the level of employee benefits provided to similar situated employees of the Purchaser.

     To the extent that service is relevant for purposes of eligibility, participation, vesting or benefit accrual under any employee benefit plan, program or arrangement established, maintained or contributed to by the Purchaser or any of its Affiliates (excluding benefit accrual under the Purchaser Defined Benefit Plan), U.S. Transferred Employees shall be credited for service prior to the Closing with the Sellers or the Company to the extent that such service was recognized under a comparable employee benefit plan, program or arrangement under which such applicable U.S. Transferred Employee was participating immediately prior to the Closing; provided, however, that such crediting of service does not result in the duplication of benefits or an unintended windfall with respect to the accrual of benefits.

     (b) Medical, Dental and Life Insurance Plans. Effective as of the Closing Date, each U.S. Transferred Employee and their eligible dependents who are participating in the Sellers' welfare benefit plans shall become entitled to participate in the medical, dental, life insurance and other welfare benefit plans sponsored by the Purchaser or its Affiliates on the Closing Date. To the extent that any welfare benefit plan in which any U.S. Transferred Employee participates after the Closing Date (i) imposes any pre-existing condition limitation, such condition shall be waived or (ii) has a deductible or requires a co-payment by the U.S. Transferred Employee that is subject to maximum out-of-pocket limitation, each U.S. Transferred Employee will receive credit for any co-payments and deductibles for any costs paid during the portion of the relevant plan year or other period preceding the Closing in which the Closing Date occurs which have been submitted to the plan administrator of the Purchaser's welfare benefit plans as of the 90th day following the Closing Date. The Purchaser shall provide notification to all U.S. Transferred Employees if any co-payments or deductibles for any period preceding the Closing must be submitted to the plan administrator of the Purchaser's welfare benefit plans as of the 90th day following the Closing Date. The Purchaser shall not be responsible for medical, dental and other welfare benefit claims incurred, but not paid, in the ordinary course on or prior to the Closing Date with respect to U.S. Transferred Employees, which shall remain the responsibility of the Sellers.

     (c) COBRA. The Purchaser shall assume all responsibility for providing benefits required under Part 6 of Title I of ERISA ("COBRA Benefits") in respect of qualifying events occurring after the Closing for U.S. Transferred Employees and their qualified beneficiaries.

     (d) Vacation. The Purchaser shall provide, without duplication of benefits, all Transferred Employees and U.K. Designated Employees who were employees of the Sellers, the Company or SAP Thai immediately prior to the Closing Date with paid vacation time rather than cash in lieu of vacation time for all vacation earned and unpaid through the Closing Date.

     (e) Miscellaneous. No employee or any other Person (except the parties to this Agreement) shall be entitled to assert any claim against the Purchaser, the Company, SAP Thai or any of the Sellers relating to the employment, compensation, employee benefits or benefit plans or programs based on or arising from any provisions of this Agreement.

     SECTION 6.04. Pension Plans. Effective as of the Closing Date, the U.S. Transferred Employees shall be considered terminated participants in accordance with the terms of the Parent Savings Plan (the "Seller Defined Contribution Plan") and the Parent Pension Plan (the "Seller Defined Benefit Plan"; and together with the Seller Defined Contribution Plan, the "Seller Pension Plans") and as soon as administratively practical following the Closing Date, Parent shall take all such action as may be required to achieve this result, including, without limitation, advising participants in the Seller Pension Plans who are U.S. Transferred Employees of their right to elect to receive a rollover distribution of their individual nonforfeitable account balances and nonforfeitable accrued benefits, respectively, in accordance with the terms of the Seller Pension Plans by reason of the transactions contemplated by this Agreement, which distribution or distributions may to the extent permitted by Law be transferred by the participant to the Purchaser Salaried Employees' Savings Plan (the "Purchaser Defined Contribution Plan") in a directed rollover; provided, however, that the Seller Pension Plans shall not be required to permit distributions or transfers by U.S. Transferred Employees to the extent that such distributions or transfers would adversely affect the qualified status of the Seller Pension Plans. Parent and the Purchaser may agree to allow participants to elect direct rollover distributions from the Seller Pension Plans to the Purchaser Defined Contribution Plan. U.S. Transferred Employees who are participants in the Seller Pension Plans shall be 100% vested in their accrued benefits and individual account balances under the Seller Pension Plans as of the Closing Date. Effective as of the Closing Date, the Purchaser shall amend the Purchaser Defined Contribution Plan to the extent necessary to enable U.S. Transferred Employees who were participants in the Seller Pension Plans to elect rollover distributions, which in the discretion of the plan administrator for the Purchaser Defined Contribution Plan, may include any outstanding loan notes from the Seller Defined Contribution Plan in accordance with Section 402 of the Code. In order to rollover an outstanding loan note, U.S. Transferred Employees shall be required to execute (i) an acknowledgment that the Purchaser Defined Contribution Plan will be substituted for the Seller Defined Contribution Plan as the obligee of the loan note, (ii) a payroll authorization form and (iii) any other forms deemed necessary by the plan administrator for the Purchaser Defined Contribution Plan. No other assets shall be transferred from the Seller Pension Plans to the Purchaser Defined Contribution Plan other than as specified herein. All directed rollovers between the Seller Pension Plans and the Purchaser Defined Contribution Plan will be in the form of cash. Service of the U.S. Transferred Employees prior to the Closing Date which was recognized under the Seller Pension Plans shall be credited to the U.S. Transferred Employees for purposes of eligibility and vesting under the Purchaser Defined Contribution Plan.

     SECTION 6.05. U.S. Employee Information. No later than ten (10) calendar days after the Closing Date, Parent shall furnish to the Purchaser the following information with respect to each U.S. Transferred Employee, as applicable:

     (a) social security number;

     (b) years and months of service as of the Closing Date; and

     (c) base salary and bonus for the three calendar years immediately preceding the Closing Date and current base salary.

     SECTION 6.06. Workers' Compensation Obligation for U.S. Transferred Employees. With respect to U.S. Transferred Employees, the Sellers shall retain and shall assume and be responsible for any and all workers' compensation benefits in connection with claims which are incurred on or before the Closing Date, and the Purchaser shall assume, bear and discharge all liabilities for workers' compensation benefits in connection with claims incurred after the Closing Date.

     SECTION 6.07. Provisions Relating to U.K. Employees. (a) Each employee of the Company and the Sellers with respect to the SAP Business whose normal place of work is the United Kingdom who is listed on Section 6.07 of the Disclosure Schedule shall hereinafter be referred to as a "U.K. Designated Employee".

     (b) The Purchaser  acknowledges  that the Acquired Rights Directive (77/187
EEC) as enacted in the Member States of the European Union and similar Laws in other jurisdictions which safeguard the rights of employees in transfers of undertakings, businesses or parts of businesses (collectively, the "Transfer Laws") may operate to automatically transfer all or some of the U.K. Designated Employees to the Purchaser. If any contract of employment of a Person who is not a U.K. Designated Employee of the Purchaser has effect as if originally made between the Sellers and such Person as a result of the application of the Transfer Laws: (i) then such Seller may, within thirty (30) days of becoming aware of the application of the Transfer Laws to such contract, give notice to such Person to terminate such contract and (ii) any losses arising out of or in connection with such contract to the date of such termination shall be assumed or retained by the Sellers and shall be Excluded Liabilities.

     (c) The Sellers and the Purchaser shall comply with their respective obligations under the Transfer Laws, including, without limitation, the provision of information to and/or consultation with representatives of the U.K. Designated Employees in relation to the transactions contemplated under this Agreement whether pursuant to the Transfer Laws or any other legal requirement as enacted in the Member States of the European Union and similar Laws in other jurisdictions or any collective agreement or otherwise.

     (d) The employment of each U.K. Designated Employee shall, at the Closing Date, be transferred to the Purchaser in accordance with the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended) (the "U.K. Regulations"), which are in force in the United Kingdom to implement the Acquired Rights Directive in the United Kingdom.

     (e) Effective as of the Closing Date, the U.K. Designated  Employees shall:
(i) be offered membership in a retirement benefits scheme nominated by the Purchaser (the "Purchaser's Scheme") subject to satisfying its eligibility provisions and (ii) be permitted to transfer the value of their past service pension rights secured under the pension arrangements operated by the Sellers to the Purchaser's Scheme, provided that the exempt approved status of the Purchaser's Scheme under the Income and Corporation Taxes Act 1988 is not adversely affected by such transfer.

     SECTION 6.08. Provisions Relating to Thai Employees. (a) Each Transferred Employee who is employed by SAP Thai within Thailand (and who is listed on Section 6.01 of the Disclosure Schedule) shall hereinafter be referred to as a"Thai Transferred Employee".

     (b) The Sellers and the Purchaser shall comply with their respective obligations under any Laws relating to the transfer of employment of the Thai Transferred Employees.

     (c) The employment of each Thai Transferred Employee shall, at the Closing Date, be transferred to the Purchaser in accordance with any regulations regarding such transfer which are in force in Thailand.

     SECTION 6.09. Retained Obligations of Parent. Parent expressly agrees to retain (i) all obligations or Liabilities with respect to the employees who are not Transferred Employees or U.K. Designated Employees and (ii) any obligations or Liabilities of Parent or any of its Affiliates with respect to any former employee of the SAP Business or as a result of actions taken by, or omissions of, Parent or any of its Affiliates prior to the Closing Date with respect to any Transferred Employee or U.K. Designated Employee.

     SECTION 6.10 Employee Stock Options. (a) Effective on or prior to the Closing Date, Parent shall cause each vested and unvested stock option to purchase shares of Parent common stock (each a "Stock Option") that was granted to Transferred Employees and U.K. Designated Employees pursuant to the Stock Option Plans (other than unvested stock options granted pursuant to the Chemdal U.K. 1995 Share Option Scheme) or otherwise that remains outstanding on the Closing Date to become fully vested and exercisable and to remain exercisable for a period of at least 90 days following the Closing Date; provided, however, that such 90 day period shall not extend beyond the term of the Stock Option as set forth in the relevant Stock Option Plan or stock option agreement.

     (b) To the extent any required U.K. Inland Revenue approvals can reasonably be obtained prior to the Closing Date that will permit any and all amendments to the Chemdal U.K. 1995 Share Option Scheme necessary to provide for the full vesting and immediate exercise of all outstanding Stock Options granted thereunder, then, effective on or prior to the Closing Date, Parent shall cause each outstanding Stock Option that was granted to Transferred Employees and U.K. Designated Employees pursuant to the Chemdal U.K. 1995 Share Option Scheme to become fully vested and immediately exercisable and to remain exercisable for a period of at least 90 days following the Closing Date; provided, however, that such 90 day period shall not extend beyond the term of the Stock Option as set forth in the Chemdal U.K. 1995 Share Option Scheme or the related stock option agreement. In the event that such U.K. Inland Revenue approvals cannot be obtained at least 3 Business Days prior to the Closing Date, Parent may, in its discretion:

     (i) take such action as may be necessary to cause each Stock Option granted pursuant to the Chemdal U.K. 1995 Share Option Scheme that is held by a Transferred Employee or U.K. Designated Employee and that remains outstanding on the Closing Date (an "Unvested Stock Option") to be automatically replaced effective as of the Closing Date with a stock option granted pursuant to another Stock Option Plan or any successor plan (a "Substituted Stock Option"). Such Substituted Stock Option shall be subject to the same terms and conditions as the replaced Stock Option granted pursuant to the Chemdal U.K. 1995 Share Option Scheme (including, without limitation, the exercise price of such Stock Option); provided, however, that such Substituted Stock Option shall be fully vested and immediately exercisable as of the Closing Date and shall remain exercisable for a period of at least 90 days following the Closing Date. As promptly as practicable after the Closing Date, Parent shall issue to each holder of a Substituted Stock Option a document evidencing such Substituted Stock Option; or

     (ii) within 3 Business Days following the Closing Date, pay a special cash bonus to each Transferred Employee or U.K. Designated Employee who holds an Unvested Stock Option in an amount equal to the product of
          (y) the number of shares of Parent common stock subject to such Unvested Stock Option and (z) the excess, if any, of the closing price on the New York Stock Exchange of Parent common stock on the last trading day immediately prior to the Closing Date over the exercise price per share of Parent common stock subject to such Unvested Stock Option.

     (c) Parent shall use all reasonable efforts to cause each holder of an Unvested Stock Option to consent to the cancellation of such Unvested Stock Option in consideration of the payment or the Substituted Stock Option, as applicable, and as provided for in subparagraph (b)(i) and (ii) above and Parent may require such consent as a condition to such payment or Substituted Stock Option. The Company, SAP Thai, the Sellers and the Purchaser shall cooperate to take all such action as may be necessary to carry out the terms of Section 6.10.

                                  ARTICLE VII

                                   TAX MATTERS

     SECTION 7.01. Indemnity. (a) Parent agrees to indemnify on an After-Tax Basis and hold harmless the Purchaser, each of its Subsidiaries, the Company and SAP Thai against the following Taxes and against any loss, damage, liability or expense, including reasonable costs for in-house or outside attorneys, accountants and other consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company, SAP Thai or attributable to the SAP Assets or the SAP Business with respect to taxable periods ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Company, SAP Thai or attributable to the SAP Assets or the SAP Business which are allocable, pursuant to Section 7.01(b), to the portion of such period ending on the Closing Date; (iii) Taxes imposed on the Seller, the Other Sellers, any of their Subsidiaries or any member of any affiliated group with which the Company or SAP Thai files or has filed a Tax return on a consolidated, unitary or combined basis for a taxable period (or portion of a taxable period) ending on or before the Closing Date; (iv) Taxes imposed on the Purchaser, any of its Subsidiaries, the Company or SAP Thai as a result of any breach of warranty or misrepresentation under Section 3.23; and (v) Taxes resulting from any election described in Section 7.07 of this Agreement.

     (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

     (i) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 7.06), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

     (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company, SAP Thai or the SAP Assets or that are otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period, multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

     (c) Refunds of any Taxes paid by Parent or its Affiliates by or on behalf of the Company or SAP Thai relating to any taxable period, or any portion of any taxable period, ending on or prior to the Closing Date, shall be for the account of Parent and its Affiliates (and will promptly be paid by Purchaser and its Affiliates, if received by them, to Parent), except to the extent that such refunds were reflected in the Statement of Working Capital.

     SECTION 7.02. Returns and Payments. (a) From the date of this Agreement through and after the Closing Date, Parent shall prepare and file or otherwise furnish in proper form to the appropriate governmental or taxing authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns, reports and forms ("Returns") relating to the Company, SAP Thai, the SAP Assets or the SAP Business that are due on or before or relate to any taxable period ending on or before the Closing Date (and the Purchaser shall do the same for any Returns for which it or the Company or SAP Thai are responsible for any taxable period that ends after the Closing Date). Returns of the Company or SAP Thai not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Company or SAP Thai (except to the extent counsel for Parent or the Purchaser renders a legal opinion that there is no reasonable basis in Law therefor or determines that a Return cannot be so prepared and filed without being subject to penalties). With respect to any Return required to be filed by the Purchaser or Parent with respect to the Company or SAP Thai or attributable to the SAP Assets or the SAP Business, and as to which an amount of Tax is allocable to the other party under Section 7.01(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to such other party pursuant to Section 7.01(b), together with appropriate supporting information and schedules, at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Return. Such other party and its authorized representatives shall have the right to review and comment on such Return and statement prior to the filing of such Return, and the reasonable comments of such other party and its authorized representatives shall be considered by the filing party in good faith.

     (b) Parent shall pay or cause to be paid when due and payable all Taxes with respect to the Company or SAP Thai or attributable to the SAP Assets or the SAP Business for any taxable period ending on or before the Closing Date, and the Purchaser shall so pay or cause to be paid Taxes with respect to the Company or SAP Thai, or for which the Purchaser is responsible in respect of the SAP Business or the SAP Assets, for any taxable period ending after the Closing Date (subject to the Purchaser's right of indemnification from Parent by the date set forth in Section 7.04 for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Sections 7.01(a) and 7.01(b)).

     SECTION 7.03. Contests. (a) After the Closing, the Purchaser shall promptly notify Parent in writing of any notice received by the Purchaser or any of its Subsidiaries of a proposed assessment or claim in an audit or administrative or judicial proceeding of the Purchaser or any of its Subsidiaries, or of the Company or SAP Thai, which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VII. If, following the receipt by the Purchaser or any of its Subsidiaries of notice of such a proposed assessment or claim, the Purchaser fails to give Parent the prompt notice required by the preceding sentence of this Section 7.03, then (i) if Parent is precluded by such failure from contesting the asserted Tax liability in question, Parent shall not have any obligation to indemnify the Purchaser under this Article VII for any loss or damage arising out of such asserted Tax liability, and (ii) if Parent is not precluded from contesting the asserted Tax liability in question, but such failure results in a monetary detriment to Parent, any amount which Parent otherwise would be required to pay the Purchaser pursuant to this Article VII with respect to such liability shall be reduced by the amount of such detriment.

     (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, provided that Parent acknowledges in writing its liability under this Agreement to hold the Purchaser and its Subsidiaries and the Company and SAP Thai harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date (or, in the case of any taxable year that includes the Closing Date, against an adjustment allocable under Section 7.01(b) to the portion of such year ending on or before the Closing Date), Parent shall have the right at its expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which Parent has acknowledged its liability; the Purchaser also may participate in any such audit or proceeding and, if Parent does not assume the defense of any such audit or proceeding, the Purchaser may defend the same in such manner as it may deem appropriate, including, without limitation, settling such audit or proceeding after giving five days' prior written notice to Parent setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which Parent has acknowledged its liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Purchaser would be liable, the Purchaser shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

     (c) With respect to issues relating to a potential adjustment for which both Parent (as evidenced by its acknowledgment under this Section 7.03) and any of the Purchaser, one of its Subsidiaries or the Company or SAP Thai could be liable, (i) each party may participate in the audit or proceeding and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article VII by the Purchaser and Parent.

     (d) Neither the Purchaser nor Parent shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. The Purchaser and Parent agree to cooperate in the defense against or compromise of any claim in any audit or proceeding.

     SECTION 7.04. Time of Payment. Payment by Parent of any amounts due under this Article VII in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable estimated or final Return required to be filed by the Purchaser on which is required to be reported income for a period ending after the Closing Date for which Parent is responsible under Sections 7.01(a) and 7.01(b) without regard to whether the Return shows overall net income or loss for such period and (ii) within three Business Days following an agreement between Parent and the Purchaser that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Article VII is in respect of costs or expenses other than Taxes, payment by Parent of any amounts due under this Article VII shall be made within five Business Days after the date when Parent has been notified by the Purchaser that Parent has a liability for a determinable amount under this Article VII and is provided with calculations or other materials supporting such liability.

     SECTION 7.05. Cooperation and Exchange of Information. Parent and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase the Company or SAP Thai or any part of the SAP Business from the Purchaser. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Parent and the Purchaser shall each make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of Parent and the Purchaser shall retain all Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company or SAP Thai or of the SAP Assets or SAP Business, for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods or (ii) six years following the due date (without extension) for such Returns. Any information obtained under this Section 7.05 shall be kept confidential except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

     SECTION 7.06. Conveyance Taxes. The Purchaser and Parent agree to share equally any sales, use, transfer, value added, stamp, stock transfer, real property transfer or gains and any similar Taxes, and any recording, registration and other fees, incurred as a result of the transactions contemplated hereby.

     SECTION 7.07. Section 338 Election. (a) Parent agrees to join the Purchaser in making an election under Section 338(g) and 338(h)(10) of the Code, and under any comparable provisions of state, local or non-U.S. Tax Law, with respect to the sale of the Company to the Purchaser. On or prior to the Closing Date, Parent shall duly execute (or cause to be duly executed by the appropriate Subsidiary or Affiliate), and shall deliver to the Purchaser, IRS Form 8023 (or successor form), and any comparable forms that are required by applicable state, local or non-U.S. Tax Laws, for purposes of making the elections contemplated by this Section 7.07. Parent shall provide the Purchasers with reasonable cooperation in the preparation and filing of any and all such elections (and in taking all steps necessary to effectuate the same). In accordance with Section
7.01 hereof, Parent agrees to indemnify the Purchaser, its Subsidiaries, the Company or SAP Thai against all Taxes relating to such elections.

     (b) For purposes of making the elections  required by paragraph (a) of this
Section 7.07, the Purchaser shall determine the value of the tangible and intangible assets of the Company and shall provide Parent with a proposed allocation of the Purchaser's "adjusted grossed-up basis" in the Company Shares (within the meaning of the Treasury Regulations under Section 338 of the Code) to such assets within 15 days of the due date for the filing of the election under Section 338(g) and Section 338(h)(10) of the Code with respect to the sale of the Company Shares to the Purchaser (the "Allocation"). For purposes of allocating the "deemed selling price" (within the meaning of the Treasury Regulations under Section 338 of the Code) among the assets of the Company, (i) if all disputes regarding the proposed Allocation are resolved by the parties on or prior to the due date for the filing of the election under Section 338(g) and
Section 338(h)(10) of the Code with respect to the sale of the Company Shares to the Purchaser, then the agreed-to Allocation shall be binding upon the Purchaser and Parent, and (ii) if the parties are unable to resolve all disputes regarding the proposed Allocation, then the Allocation shall be considered binding upon the Purchaser and Parent with respect to any items which are not in dispute, and each of Purchaser and Parent shall be responsible for determining its treatment of any disputed items. In any case, appropriate adjustments shall be made to the Allocation to reflect any Purchase Price adjustments pursuant to this Agreement or adjustments required by Law.

     SECTION 7.08. Miscellaneous. (a) Parent and the Purchaser agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company or SAP Thai) under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes, and further agree that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an After-Tax Basis.

     (b) Any Tax sharing agreement or arrangement between Parent and any of its Subsidiaries, on the one hand, and the Company or SAP Thai, on the other hand, shall be terminated immediately prior to the Closing.

     (c) Notwithstanding any provision in this Agreement to the contrary, the obligations of Parent to indemnify and hold harmless the Purchaser, its Subsidiaries, the Company and SAP Thai pursuant to this Article VII, and the representations and warranties contained in Section 3.23, shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

     (d) From and after the date of this Agreement, Parent shall not without the prior written consent of the Purchaser (which may, in its sole and absolute discretion, withhold such consent) change, make or revoke, or cause or permit to be changed, made or revoked, any Tax election, adopt or change, or cause to permit to be adopted or changed, any method of Tax accounting, or settle or compromise, or cause or permit to be settled or compromised, any Tax liability that would materially affect the Company, SAP Thai, the SAP Assets or the SAP Business.

     (e) Each of Parent and the Purchaser shall be entitled to recover professional fees and related costs that it may reasonably incur to enforce the provisions of this Article VII.

     (f) Parent shall cause the Company to deliver to the Purchaser at the Closing a statement pursuant to Regulation Section 1.897-2(h), in form and substance satisfactory to the Purchaser, duly executed and acknowledged, certifying that the Company Shares are not a U.S. real property interest within the meaning of Section 897(c)(i) of the Code, and Parent or the Other Sellers shall provide the Purchaser with statements, duly executed and acknowledged, certifying as to the facts that exempt the sale of SAP Thai and the SAP Assets from withholding in accordance with Section 1445 of the Code.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     SECTION 8.01. Conditions to Obligations of Parent. The obligations of Parent to consummate the transactions contemplated by this Agreement shall be subject to the fulfilment, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such date), except where the failure to be so true and correct would not materially and adversely effect the consummation of the Closing, or otherwise prevent the Purchaser from performing its material obligations under this Agreement, and Parent shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

          (b) Covenants. Each of the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and Parent shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

          (c) HSR Act. Any waiting period (and any extension thereof) under the HSR Act or under the applicable merger control or competition Laws of Germany and the United Kingdom applicable to the purchase of the Shares and the SAP Assets contemplated hereby shall have expired or shall have been terminated;

          (d) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Sellers or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Parent, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.01(d) shall not apply if Parent has directly or indirectly solicited or encouraged any such Action;

          (e) Resolutions. Parent shall have received a true and complete copy, certified by the General Counsel of the Purchaser, of the written approval of the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (f) Incumbency Certificate. Parent shall have received a certificate, signed by the General Counsel of the Purchaser, certifying the names and signatures of the employees of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder and to bind the Purchaser hereby;

          (g) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the stockholders of Parent in accordance with applicable Law and Parent's Restated Certificate of Incorporation and By-Laws;

          (h) Transition Services Agreement. The Purchaser shall have executed and delivered to Parent the Transition Services Agreement;

          (i) SAP Subleases. The Purchaser or one of its designated Affiliates shall have executed and delivered to Parent the SAP Subleases;

          (j) CETCO Supply Agreement. The Purchaser shall have executed and delivered to Parent the CETCO Supply Agreement;

          (k) ION Exchange License Agreement. The Purchaser shall have executed and delivered to Parent the ION Exchange License Agreement;

          (l) Certain Rebates. The Purchaser shall have paid Parent in full for the Rebates;

          (m) Acrylic Acid Supply Agreement. The Purchaser shall have executed and delivered to Chemdal U.K. the Acrylic Acid Supply Agreement, together with the related release and novation described in Section 5.15 hereof; and

          (n) License Agreement. The Purchaser shall have executed and delivered to Parent the License Agreement.

     SECTION 8.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfilment, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Sellers contained in this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and correct in all respects as of such date), except where the failure to be so true and correct would not have a Material Adverse Effect, and the Purchaser shall have received a certificate from each of the Sellers to such effect signed by a duly authorized officer thereof;

          (b) Covenants. Each of the covenants and agreements contained in this Agreement to be complied with by the Sellers on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate from each of the Sellers to such effect signed by a duly authorized officer thereof;

          (c) HSR Act. Any waiting period (and any extension thereof) under the HSR Act or under the applicable merger control or competition Laws of Germany and the United Kingdom applicable to the purchase of the Shares and the SAP Assets contemplated hereby shall have expired or shall have been terminated;

          (d) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against the Sellers or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect; provided, however, that the provisions of this Section 8.02(d) shall not apply if the Purchaser has solicited or encouraged any such Action;

          (e) Resolutions of the Sellers. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of each of the Sellers, of the resolutions duly and validly adopted by the board of directors of each of the Sellers evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, as applicable;

          (f) Incumbency Certificate of the Sellers. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of each of the Sellers certifying the names and signatures of the officers of such Sellers authorized to sign this Agreement and the other documents to be delivered hereunder, as applicable;

          (g)  Resignations  of the  Directors of the Company and SAP Thai.  The
     Purchaser shall have received the resignations, effective as of the Closing, of all the directors and officers of the Company and SAP Thai, except for such Persons, if any, as shall have been designated in writing prior to the Closing by the Purchaser to Parent;

          (h) Release of Indemnity Obligations. The Purchaser shall have received the general release and discharge from Parent described in Section
     5.11 of this Agreement;

          (i) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the stockholders of Parent in accordance with applicable Law and Parent's Restated Certificate of Incorporation and By-Laws;

          (j) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or is reasonably likely to have, a Material Adverse Effect, it being understood and agreed that the termination of customer contracts shall not be considered a Material Adverse Effect for purposes of this paragraph;

          (k) Transition Services Agreement. Parent shall have executed and delivered to the Purchaser the Transition Services Agreement;

          (l) SAP Subleases. Parent or one of its designated Affiliates shall have executed and delivered to the Purchaser the SAP Subleases;

          (m) CETCO Supply Agreement. Parent shall have executed and delivered to the Purchaser the CETCO Supply Agreement;

          (n) ION Exchange License Agreement. Parent shall have executed and delivered to the Purchaser the ION Exchange License Agreement;

          (o) License Agreement. Parent shall have executed and delivered to the Purchaser the License Agreement;

          (p) Acrylic Acid Supply Agreement. Chemdal U.K. shall have executed and delivered to the Purchaser the Acrylic Acid Supply Agreement;

          (q) Tax Forms and Certificates. The Purchaser shall have received the Tax forms and certifications required to be delivered by Parent and the Other Sellers pursuant to Sections 7.07(a) and 7.08(f) of this Agreement;

          (r) Thai Plant Facility. The manufacturing facility being constructed by Parent and its Affiliates in Rayong, Thailand (the "Thai Facility") shall be delivered to the Purchaser and shall be Mechanically Complete as defined in Exhibit 5.26 attached hereto; and

          (s) Thai Recordings. Parent shall have delivered, or shall have caused to be delivered, to the Purchaser, certificates from a duly authorized officer of Parent as shall reasonably be required for the Purchaser to make the Thai Recordings, each in form and substance satisfactory to the Purchaser acting reasonably. ARTICLE IX.

                                 INDEMNIFICATION

     SECTION 9.01. Survival of Representations and Warranties. The representations and warranties contained in this Agreement and the obligations of the parties pursuant to Sections 9.02(i), 9.02(v), 9.02(viii), 9.02(ix) and 9.03(a)(i) hereof shall survive the Closing and remain in full force and effect for a period of 15 months following the Closing Date (it being understood that, subject to Sections 9.01(a), 9.01(b) and 9.01(c) hereof, and subject to the effect of any applicable statute of limitations, the obligations of the parties pursuant to the remaining provisions of Sections 9.02 and 9.03 hereof shall survive Closing indefinitely); provided, however, that (a) the representations and warranties contained in Sections 3.20, 3.21 and 3.23 shall survive for the period provided in Section 7.08(c) (it being understood that the representations and warranties contained in Sections 3.20 and 3.21 shall survive for the period provided in Section 7.08(c) only to the extent of resulting Tax liabilities and otherwise shall remain in full force and effect for a period of 15 months following the Closing Date); (b) the representations and warranties contained in
Section 3.14 and the obligations of the parties pursuant to Section 9.02(vii) hereof shall survive the Closing and remain in full force and effect until the fourth anniversary of the Closing Date; and (c) the obligations of the parties pursuant to Section 9.02(x) shall survive the Closing and remain in full force and effect until the 120th day following the expiration of the applicable statute of limitations with respect to the Loss or Liabilities in question (giving effect to any waiver, mitigation or extension thereof). If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to Parent, or by Parent to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     SECTION 9.02. Indemnification by Parent. The Purchaser, its Affiliates and their successors and assigns, and the officers, directors, employees and agents of the Purchaser, its Affiliates and their successors and assigns (each, a "Purchaser Indemnified Party") shall be indemnified and held harmless by Parent for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action or investigation brought or otherwise initiated by any of them) (hereinafter, a "Loss"), arising out of or resulting from:

     (i) the breach of any representation or warranty made by the Sellers contained in this Agreement (it being understood that for purposes of this Article IX, and except for the representations and warranties contained at Section 3.15 of the Agreement, such representations and warranties will be interpreted without giving effect to any qualifications or limitations as to "materiality" or "Material Adverse Effect"); or

     (ii) the breach of any covenant or agreement by the Sellers contained in this Agreement; or

     (iii) the Excluded Liabilities; or

     (iv) all Liabilities, whether arising before or after the Closing Date, arising from or relating to the Remco Businesses; or

     (v) any and all Liabilities or Losses suffered or incurred by the Purchaser or the Company or SAP Thai or the SAP Business, including by reason of or in connection with any claim or cause of action of any third party, to the extent arising out of any action, inaction, event, condition, liability or obligation of the Company, SAP Thai, the Sellers or the SAP Business occurring or existing prior to the Closing, but only to the extent that the existence of such Liability or Loss constitutes a breach by the Sellers of their representations and warranties in this Agreement; or

     (vi) the Excluded Assets; or

     (vii)except for any Offsite Environmental Liabilities, and except for the matter specifically described in Exhibit 5.27 attached hereto which shall be resolved in the manner contemplated therein, any and all Losses or Liabilities pursuant to any Environmental Law, or related to gases occurring naturally, geologically or otherwise, in each case, arising from or related to any action, event, circumstance or condition related to the SAP Business and occurring or existing on or before the Closing Date, including, without limitation, (A) any Release of Hazardous Materials into the Environment at, to or from the SAP Real Property or any property formerly owned or operated in connection with the SAP Business, in each case on or prior to the Closing (and any additional migration of such Release after the
          Closing Date) to the extent such Release is in violation of any Environmental Law or is in a quantity, concentration or any other form that is reportable or requires investigation, remediation or other action pursuant to any Environmental Law, (B) any and all
          Environmental Claims arising at any time that relate to the SAP Business or the SAP Real Property on or prior to the Closing and (C) any and all non-compliances with or violations of any applicable Environmental Law or Environmental Permit relating to the Company, SAP Thai, the Sellers, the SAP Real Property or the SAP Business on or prior to the Closing (and any continuance of such non-compliance or violation after the Closing Date, except, with respect to this Section 9.02(vii)(C), to the extent (i) the Purchaser was or should have been aware of such noncompliance or violation on or before the Closing Date, or (ii) the condition constituting such noncompliance or violation is altered or changed by Purchaser and its Affiliates after the Closing Date); or

     (viii) any Losses arising from claims made by any Person in connection with the transfer of the employment of the U.K. Designated Employees, or as a result of the subsequent expiry of notice given to them by the Sellers, or arising from any earlier termination of any Person's employment (whether such claim shall be for wrongful or unfair dismissal, statutory gross redundancy payments, contractual or other redundancy payment, compensation for failure to consult, pay in lieu of notice, dismissal at common law or otherwise) and from and against all actions, losses, costs, claims, proceedings, demands, judgments, liabilities and expenses incurred or suffered by the Purchaser in connection with or as a result of any liability or obligation to any U.K. Designated Employee in relation to the foregoing (it being understood that Parent shall have no obligation to indemnify a Purchaser Indemnified Party for any Losses specifically arising out of, or specifically attributed to, the Purchaser satisfying its obligations under Article VI hereof); or

     (ix) any Losses arising out of any breach prior to the Closing Date by the Sellers of the U.K. Regulations or of any obligation in connection with or under any contract of employment of any U.K. Designated Employee to the extent that the event giving rise to the cause of action in respect of any such claim arose prior to the Closing Date; or

     (x) any claim that the manufacture, use, importation, offering for sale or sale of Indemnified Products infringes the * Patents, notwithstanding the inclusion of such matters on the Disclosure Schedule, but only to the extent of the Losses arising from the aggregate volumes of Indemnified Products that the manufacturing facilities included in the SAP Businesses were capable of manufacturing as of the Closing Date (including, for this purpose, the anticipated production capacity of 20,000 metric tons annually in the Thai Facility); provided, however, that the Purchaser agrees to reasonably cooperate with Parent, at Parent's cost, in responding to and defending any such assertion of infringement or infringement claims; and provided, further, however, that the Purchaser acts in a commercially reasonable manner (which shall not require the Purchaser to impair or jeopardize the SAP Business) to mitigate the Losses that result from or potentially could result from such infringement or alleged infringement; or

     (xi) any Loss or Liability arising out of any expenditures or amounts payable in connection with construction of the Thai Facility in accordance with the Thai Facility Construction Contracts.

     SECTION 9.03. Indemnification by the Purchaser. (a) Subject to the provisions of Section 9.03(b), Parent, its Affiliates and their successors and assigns, and the officers, directors, employees and agents of Parent, its Affiliates and their successors and assigns (each, a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for any and all Losses arising out of or resulting from:

     (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement; or

     (ii) the breach of any covenant or agreement by the Purchaser contained in this Agreement; or

     (iii) any Assumed Liabilities; or

     (iv) any third party claims to the extent arising primarily out of, or relating primarily to, the conduct of the SAP Business before or after the Closing, except (i) to the extent that Parent is obligated to indemnify the Purchaser with respect to such Losses pursuant to Sections 9.02 and 7.01 hereof, or (ii) as otherwise contemplated by this Agreement (it being understood that the Purchaser shall have no obligation to indemnify a Seller Indemnified Party hereunder for any Losses to the extent actually paid, satisfied or resolved prior to the date hereof ); or

     (v) any claim arising out of the employment or discharge at any time on or after the Closing Date by the Purchaser, the Company or SAP Thai of any employee listed on Section 6.01 of the Disclosure Schedule and
          Section 6.08 of the Disclosure Schedule attached hereto or otherwise, including, without limitation, any failure by the Purchaser to satisfy its obligations under Article 6 hereof, and any severance amounts payable to such employees arising as a result of his or her discharge or termination of employment by the Purchaser, the Company or SAP Thai following the Closing Date; or

     (vi) subject to the terms of Section 9.02(viii), any Losses arising from claims made by any U.K. Designated Employees against the Sellers in connection with the transfer of their employment pursuant to the U.K. Regulations or as a result of any termination of their employment by the Purchaser (whether such claim shall be for wrongful or unfair dismissal, redundancy payment or dismissal at common law or otherwise) where such termination takes place after the Closing Date.

     (b) Notwithstanding anything to the contrary contained in Section 9.03(a) herein, in the event the Purchaser is required to indemnify a Seller Indemnified Party for any Loss pursuant to this Article IX, the Purchaser shall not have any obligation or otherwise be required to pay any amount to such Seller Indemnified

Party on account of such Loss unless and until the Seller Indemnified Party has used its reasonable efforts to access any of its (or any of its Affiliate's) applicable insurance policies in a manner that is consistent with the terms of such policies, such reasonable efforts to include, without limitation, the Seller Indemnified Party using reasonable efforts to pursue any claims denied under such applicable insurance policies; provided, however, that, subject to the provisions of Section 9.05(b), the Purchaser shall then only be obligated to pay the Seller Indemnified Party (i) the amount, if any, equal to the difference between the amount the Purchaser would otherwise have been required to pay to such Seller Indemnified Party hereunder and the aggregate amount of any insurance proceeds actually paid to the Seller Indemnified Party on account of the Loss giving rise to the Purchaser's obligation to reimburse the Seller Indemnified Party, and (ii) the aggregate amount of any deductible payments actually paid by the Seller Indemnified Party to an insurance carrier in connection with accessing any applicable insurance policies.

     SECTION 9.04. Indemnification Procedures. A Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be (for purposes of this Article IX, an "Indemnified Party"), shall give the indemnifying party under Section 9.02 or 9.03, as applicable (for purposes of this Section 9.04, an "Indemnifying Party"), prompt written notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, and in any case within 60 days of such determination, stating the amount of the claim, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnifying Party under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party written notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such written notice; provided, however, that if such notice of a Third Party Claim is in the form of a Complaint (or other similar legal document commencing litigation), the Indemnified Party shall give the Indemnifying Party written notice of such Third Party Claim within 15 days of the receipt by the Indemnified Party of such Complaint (or other similar document); provided, further, however, that the failure to provide such written notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article IX. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives written notice of its intention to do so to the Indemnified Party within 90 days of the receipt of such written notice from the Indemnified Party (it being understood that, during such 90 day period, the Indemnifying

Party may assume and control the defense of such Third Party Claim at its own expense and through counsel of its choice, and, regardless of whether the Indemnifying Party has assumed control of the defense during the 90 day period, the Indemnified Party may not settle such Third Party Claim during such 90 day period without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, unless the Indemnifying Party is given a full and complete release of any and all liability by all relevant parties relating thereto); provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. If, prior to the expiration of such 90 day period, the Indemnifying Party does not acknowledge in writing its obligation to indemnify the Indemnified Party for any Losses which may result from the Third Party Claim, the Indemnified Party (i) may elect to assume and control the defense of such Third Party Claim at the Indemnifying Party's expense; and (ii) the Indemnified Party shall have the right to settle such Third Party Claim without the consent of the Indemnifying Party after reasonable prior written notice to the Indemnifying Party of the material terms of such proposed settlement. In the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnified Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. In the event the Indemnifying Party elects to control the defense of any Third Party Claim by notifying the Indemnified Party of such decision within the 90 day period provided above, then
(x) the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party and (y) the Indemnifying Party may not settle such Third Party Claim without the prior consent of the Indemnified Party, such consent not to be unreasonably withheld, unless the Indemnified Party is given a full and complete release of any and all liability by all relevant parties relating thereto. If the Indemnifying Party shall elect to assume the defense of a Third Party Claim by notifying the Indemnified Party of its obligation to indemnify such party during the 90 day period as provided above, then it shall do so at its own expense; provided, however, that all other matters described above as being at the expense of the Indemnifying Party shall only become payable by the Indemnifying Party if, when and to the extent that the Indemnifying Party is ultimately determined to be obligated to indemnify the Indemnified Party pursuant to this Article IX.

     SECTION 9.05. Limits on Indemnification. (a) Any indemnity payment required to be made under this Agreement shall include any amount necessary to hold the Indemnified Party harmless on an After-Tax Basis.

     (b)  Notwithstanding  anything to the contrary contained in this Agreement,
(i) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 9.02(i), 9.02(v), 9.02(vii) or 9.03(a)(i) hereof, as applicable, unless and until the aggregate amount of Losses incurred by an Indemnified Party or group of Indemnified Parties pursuant to all claims made pursuant to all such Sections in the aggregate equals or exceeds $5,000,000, after which the Indemnifying Party shall be liable only for those Losses in excess of $5,000,000, (ii) no Losses shall be claimed under Sections 9.02(i), 9.02(v), 9.02(vii) or 9.03(a)(i) by an Indemnified Party or group of Indemnified Parties or shall be reimbursable by an Indemnifying Party pursuant to this
Article IX, or shall be included in calculating  the aggregate  Losses in clause
(i) of this paragraph, other than Losses in excess of $150,000 resulting from any single or aggregated claims arising out of the same facts, event or circumstances and (iii) in no event shall the Indemnifying Party be liable for aggregate Losses arising under Section 9.02(i), 9.02(v), 9.02(vii), 9.02(x), 9.02(xi) or 9.03(a)(i), as applicable, in excess of the Purchase Price.

     SECTION 9.06. Waiver of Other Remedies. The rights and remedies provided in this Agreement are cumulative, but absent fraud, shall be the exclusive remedies of the parties hereto with respect to claims for monetary damages related to the matters addressed herein and with respect to the transactions contemplated hereby, and the parties shall have no other liability for monetary damages to each other under any statutory or common law right; provided, however, that nothing herein shall be construed as limiting the right of a party hereto to equitable relief, other than monetary damages, for a breach of this Agreement. Any election of one available remedy by a party hereto shall not constitute a waiver of any other available remedy. An Indemnified Party may claim indemnification hereunder for consequential damages; provided, however, that an Indemnified Party shall not claim indemnification for lost profits.

                                    ARTICLE X

                             TERMINATION AND WAIVER

     SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that is reasonably likely to result in a Material Adverse Effect or (ii) Parent, the Company, SAP Thai or an Other Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Parent, the Company, SAP Thai or an Other Seller seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization, and such proceeding is not dismissed within 90 days; or

          (b) by the Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of the Sellers set forth in this Agreement, or if any representation or warranty of the Sellers shall have become untrue, in either case, such that the conditions set forth in
     Section 8.02(a) or Section 8.02(b) would not be satisfied ("Terminating Sellers' Breach"); provided, however, that, if such Terminating Sellers' Breach is curable by the Sellers through the exercise of their reasonable efforts and for so long as the Sellers continue to exercise such reasonable efforts, the Purchaser may not terminate this Agreement under this Section 10.01(b); or

          (c) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, in either case such that the conditions set forth in Section 8.01(a) or Section 8.01(b) would not be satisfied ("Terminating Purchaser Breach"); provided, however, that, if such Terminating Purchaser Breach is curable by the Purchaser through the exercise of its reasonable efforts and for so long as the Purchaser continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 10.01(c); or

          (d) by either Parent or the Purchaser if the Closing shall not have occurred by May 31, 2000; provided, however, that the right to terminate this Agreement under this Section 10.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

          (e) by the Purchaser or Parent if, at such time as this Agreement is submitted for approval to a vote of the stockholders of Parent, Parent's stockholders vote against approval and adoption of this Agreement; or

          (f) by either the Purchaser or Parent in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (g) by Parent in order to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that (x) Parent must provide the Purchaser with written notice of such Superior Proposal, including a reasonable description of the material terms thereof, and (y) Parent shall not take any action in respect of such Superior Proposal, including terminating this Agreement or entering into an agreement relating to the Superior Proposal, for a period of five Business Days following receipt of such notice by the Purchaser and until such time as Parent's Board of Directors has considered any response to such notice provided by the Purchaser to Parent during such five Business Day period; provided, further, however, that no such termination by Parent pursuant to this
     Section 10.01(g) shall be effective until after Parent has paid the Purchaser the Fee (as defined herein) set forth in Section 10.03 of this Agreement; or

          (h) by the mutual written consent of Parent and the Purchaser.

          SECTION 10.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 5.03 and 10.03 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

          SECTION 10.03. Fees and Expenses. (a) In the event that:

          (i) (x) this Agreement is terminated pursuant to Section 10.01(e) and at or prior to the time of the vote of Parent's stockholders with respect to the Agreement, an Acquisition Proposal shall have been made public and (y) Parent enters into an agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, in each case within 12 months after such termination of this Agreement; or

          (ii) this Agreement is terminated pursuant to Section 10.01(g); or

          (iii)(x) this Agreement is terminated for any reason, other than pursuant to Section 10.01(a)(i), Section 10.01(a)(ii), Section 10.01(c), Section 10.01(f) or Section 10.01(h), and (y) Parent enters into an agreement with respect to a Superior Proposal, or a Superior Proposal is consummated, in each case within 12 months after such termination of this Agreement; then, in any such event, Parent shall pay the Purchaser a fee of U.S.$20,000,000
               (the "Fee"), which amount shall be payable in immediately available funds, plus all Expenses (as hereinafter defined). Should the Fee and Expenses become payable to the Purchaser pursuant to (x) Section 10.03(a)(i), then Parent shall pay such Fee and Expenses to the Purchaser promptly (but in no event later than one Business Day after consummation of the Acquisition Proposal), or (y) Section 10.03(a)(iii), then Parent shall pay such Fee and Expenses to the Purchaser promptly (but in no event later than one Business Day after consummation of the Superior Proposal) or (z) Section 10.03(a)(ii), then Parent shall pay such Fee and Expenses to the Purchaser prior to termination of the Agreement pursuant to Section 10.01(g). For the purposes of this
               Section   10.03(a),   "Expenses"  shall  mean  all  out-of-pocket
               expenses and fees up to U.S.$3,000,000, in the aggregate (including, without limitation, fees and expenses payable to all banks and investment banking firms and all fees of counsel, accountants, experts and consultants to the Purchaser) actually incurred or accrued by, or on behalf of, the Purchaser in connection with this Agreement and the transactions contemplated hereby.

     (b) In the event that Parent shall fail to pay the Fee and any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued (including, without limitation, fees and expenses of counsel) by the Purchaser in connection with the collection under and enforcement of this Section 10.03, together with interest on such unpaid Expenses and Fee, commencing on the date that the Expenses and such Fee, as applicable, became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2%.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.01. Expenses. Except as otherwise provided in Sections 5.06(a), 7.06, and 10.03, and as otherwise may be contemplated by this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy, cable, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

                  if to the Purchaser:

                           BASF Aktiengesellschaft
                           Carl-Bosch-Strasse 38
                           67056 Ludwigshafen
                           Germany
                           Telecopier No.:  011-49-621-609-2502
                           Attention:  Mr. Harald Schultheiss

                  with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Telecopier No:  (212) 848-7179
                           Attention:  Peter D. Lyons, Esq.

                  with a copy to:

                           BASF Corporation
                           3000 Continental Drive North
                           Mount Olive, NJ  07828-1234
                           Telecopier No.:  (973) 426-3052
                           Attention:  Mr. Cenan Ozmeral

                  if to Parent:

                           AMCOL International Corporation
                           One North Arlington
                           1500 West Shure Drive
                           Arlington Heights, IL  60004
                           Telecopier No.:  (847) 394-8730
                           Attention:  Mr. Paul Shelton

                  with a copy to:

                           Lord, Bissell & Brook
                           115 South La Salle Street
                           Chicago, Illinois  60603
                           Telecopier No:  (312) 443-0336
                           Attention:  Clarence O. Redman, Esq.

     SECTION 11.03. Public Announcements. The Purchaser and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and agreement on such press release, except as may be required by Law or any listing agreement with a national securities exchange to which the Purchaser or Parent is a party.

     SECTION 11.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 11.06. Entire Agreement. This Agreement and the Transaction Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and, except for the Confidentiality Agreement, supersede all prior agreements and undertakings, both written and oral, between Parent and the Purchaser with respect to the subject matter hereof and thereof.

     SECTION 11.07. Assignment. This Agreement shall not be assigned by operation of Law or otherwise, except that the Purchaser may assign all or any of its rights and obligations hereunder to any Affiliate of the Purchaser, provided, however, that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

     SECTION  11.08.  Third Party  Beneficiaries.  Except for the  provisions of
Article IX and Article VII relating to Indemnified Parties, (a) the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder and (b) there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 11.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Parent and the Purchaser or (b) by a waiver in accordance with Section 11.10.

     SECTION 11.10. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby, and shall thereafter, except as otherwise specified in such writing, operate as a waiver (or satisfaction) of such condition for all purposes of this Agreement. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     SECTION 11.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court sitting in Wilmington. The parties hereto hereby (i) submit to the exclusive jurisdiction of any Delaware state or federal court sitting in Wilmington for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and
(ii) waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

     SECTION 11.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     IN WITNESS WHEREOF, Parent and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      AMCOL INTERNATIONAL CORPORATION



                                      By:      /s/ John Hughes
                                      Name:       John Hughes
                                      Title:      Chairman & CEO


                                      BASF AKTIENGESELLSCHAFT



                                      By:      /s/ Jorg Buchmuller
                                      Name:       Jorg Buchmuller
                                      Title:      Director, Legal


                                      BASF AKTIENGESELLSCHAFT



                                      By:      /s/ Harald Schultheiss
                                      Name:       Harald Schultheiss
                                      Title:      Director

     AMENDMENT NO.1, dated as of April 27, 2000 (the "Amendment") to the Asset and Stock Purchase Agreement dated November 22, 1999 (the "Purchase Agreement") between AMCOL International Corporation, a Delaware corporation ("Parent"), and BASF Aktiengesellschaft, a corporation organized under the laws of Germany ("Purchaser").

                                   WITNESSETH:

     WHEREAS, Parent and Purchaser have entered into the Purchase Agreement; and

     WHEREAS, the parties desire to amend Section 2.04(a) of the Purchase Agreement, Exhibit 2.04(b) to the Purchase Agreement and Exhibit 5.15 to the Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein and in the Purchase Agreement, the parties hereto agree as follows:

     1. Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

          (a) The number "U.S.$613,700,000" is hereby inserted in replacement for the number "U.S.$628,000,000" in Section 2.04(a).

          (b) The number "U.S.$42,800,00" is hereby inserted in replacement for the number "U.S.$28,500,000" in Section 2.04(a).

          (c) The number "$99,700,000" is hereby inserted in replacement for the number "$114,000,000" in Exhibit 2.04(b).

          (d) The number "$613,700,000" is hereby inserted in replacement for the number "$628,000,000" in Exhibit 2.04(b).

          (e) The number "U.S.$42,800,00" is hereby inserted in replacement for the number "U.S.$28,500,000" in Exhibit 5.15.

     2. The Purchase Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Nothing in this Amendment shall waive or be deemed to waive or modify (except as expressly set forth herein) any rights or obligations of any of the parties under the Purchase Agreement.

     3. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to the choice of law principles thereof.

     4. This Amendment may be executed in one or more counterparts each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.


                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Amendment has been signed on behalf of each of the parties hereto as of the date first written above.


                                      AMCOL INTERNATIONAL CORPORATION


                                      By: /s/ CLARENCE O. REDMAN
                                      Name: Clarence O. Redman
                                      Title:   Secretary


                                      BASF AKTIENGESELLSCHAFT


                                      By: /s/ JORG BUCHMULLER
                                      Name: Jorg Buchmuller
                                      Title:   Director, Legal


                                      BASF AKTIENGESELLSCHAFT


                                      By: _/s/ HAROLD SCHULTHEISS_______
                                      Name: Harold Schultheiss
                                      Title:   Director